AMENDMENT TO LOAN AGREEMENT

This Amendment to Loan Agreement is made and entered as of the 4th day of June, 2004, by and among Wintegra Inc. (the “Company”), Wintegra Ltd. ("Wintegra Israel") and the lenders listed in Schedule 1 attached hereto (the “Lenders”).

WHEREAS, the parties hereto are parties to a certain Loan Agreement, dated June 4th, 2002, a copy of which is attached hereto as Exhibit A (the “Loan Agreement”); and

WHEREAS, the parties wish to amend the Loan Agreement, as set forth below;

NOW THEREFORE, the parties hereby agree as follows:

1. Capitalized terms used but not defined, directly or by reference, herein shall have the meaning ascribed thereto in the Loan Agreement. Notwithstanding, any reference to "Lenders" herein and in the Loan Agreement after the execution of this Amendment, shall refer to Plenus Technologies Ltd. Only.

2. Section 1.2 of the Loan Agreement shall be deleted in its entirety and the section marked "Reserved".

3. Section 1.8 of the Loan Agreement shall be amended by deleting the word, "second", in the third line, and inserting the word, "fourth", in place thereof.

4. Section 2 of the Loan Agreement shall be amended by inserting the following paragraph after the last line: "The Company shall pay to the Lenders, on each of the third and fourth anniversary of the Effective Date, a fee equal to 1% of the Credit Line Amount which was not utilized in the contract year ending on such anniversary date, plus VAT if applicable. For the purpose of such fee, any Principal Amount repaid during such year shall be taken into account as partially utilized, based on the number of days it was outstanding.".

5. Section 2.2 of the Loan Agreement shall be amended by deleting the words, "twenty four (24)", in the third line, and inserting the word, "forty eight (48)", in place thereof.

6. Section 2.4 of the Loan Agreement shall be amended by deleting the words, "twenty four (24)", in the eighth line, and inserting the words, "forty eight (48)", in place thereof.

7. Paragraph (iii) of Section 3 of the Loan Agreement shall be amended by (a) inserting the words, "including, but not limited to, monies borrowed, or to be borrowed, from United Mizrachi Bank Ltd.", after the words, "Wintegra Israel", in the first line, and in the third line, and (b) inserting the words, "including, without limitation, by United Mizrachi Bank Ltd.", after the words "commitment to lend", in the sixth line thereof.

8. Paragraph (vi) of Section 3 of the Loan Agreement shall be amended by inserting the words, "including, but not limited to, the financial covenants set forth in Exhibit G attached hereto", after the words, "schedules hereto", in the third line.

9. Paragraph (xi) of Section 3 of the Loan Agreement shall be marked as (ix) instead.

10. Paragraph (ix) of Section 4 of the Loan Agreement shall be amended by inserting the words, "the Series C Preferred Stock,", after the words, "stock of the Company", in the third line.

11. Section 9.7 of the Loan Agreement shall be amended by (a) replacing the first sentence thereof with the following sentence: "The Company shall pay to Plenus, for legal fees: (a) Twenty Thousand United States dollars (US$ 20,000), plus applicable value added tax, on or immediately after the date which this Agreement and all schedules and exhibits hereto are executed by the parties, (b) Twelve Thousand United States dollars (US$ 12,000) ), plus applicable value added tax, on the second anniversary of the Effective Date, (c) all out of pocket expenses incurred by Plenus’ legal advisors.", and (b) replacing the word, "amount", in the sixth line, with the word, "amounts".

12. Section 9.8 of the Loan Agreement shall be amended in its entirety to state that: "Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and Plenus."

13. Schedule 1 to the Loan Agreement shall be replaced by Schedule 1 attached hereto.

14. Exhibit G attached hereto shall be attached to the Loan Agreement as Exhibit G.

15. Except as herein expressly agreed, the Loan Agreement, as amended, is hereby confirmed and ratified and shall remain in full force and effect according to its terms.

16. The parties acknowledge that Wintegra Israel is executing a first ranking floating charge and fixed charge in favor of Mizrahi Bank.

17. Concurrently with the execution and delivery of this Amendment Agreement, the Warrant shall be surrendered by Plenus against the issuance of a new warrant, in the form of Exhibit B attached hereto (the "New Warrant"), and all of the provisions of the Loan Agreement with respect to the Warrant and the Warrant Shares shall apply from the date hereof to the New Warrant and warrant shares issuable pursuant thereto.

18. This Amendment shall be contingent upon and subject to the fulfillment, on or before sixty days of the second anniversary of the Effective Date, of each of the following conditions: (1) the issuance of the New Warrant; (2) the execution of an amended Floating Charge Agreement by and between the Lenders and Wintegra Israel (the “Amended Floating Charge Agreement”) in the form attached hereto as Exhibit C1 (3) the execution of a collateral agent letter agreement by and among the parties hereto, Bank Leumi, and the Co-Lender (the “Collateral Agent Letter Agreement”) in the form attached hereto as Exhibit C2 ; and (4) the board of directors and shareholders of the Company and Wintegra Israel shall have authorized the execution and delivery of this Amendment, the Amended Floating Charge Agreement, the Collateral Agent Agreement and the New Warrant.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

WINTEGRA INC.

By: /s/ Kobi Ben Zvi

Its: ________________________

WINTEGRA LTD.

By: /s/ Kobi Ben Zvi

Its: ________________________

PLENUS TECHNOLOGIES LTD. on its own behalf and on behalf of the Beneficiaries listed in Schedule 1.

By: /s/ Moti Weiss     /s/ Shlomo Karako

Its: Managing Parter         CFO

SCHEDULE 1

THE LENDERS
Name and Address	Amount	Currency

Plenus Technologies Ltd.	1,787,600	US$
On behalf of the Beneficiaries
Listed below
16 Hagalim Avenue
Herzliya Pituach
Israel
Attn: Ruthi Simcha and Gadi Moshe
Facsimile: (972-9) 957-8770

THE CO-LENDERS
Name and Address	Amount	Currency

Golden Gate Bridge Fund L.P	212,400	US$

THE BENEFICIARIES

1.	The Investment Corporation of United Mizrachi Bank Ltd.
2.	Union Bank of Israel Ltd.
3.	Citibank N.A.
4.	Industrial Development Bank of Israel Ltd.
5.	D. Partners (BVI)
6.	CMA Technology Venture Partner Limited
7.	D. Partners (ISR)
8.	Israel Continental Bank Ltd.
9.	Nessuah Zannex Ltd.
10.	Mercantile Discount Bank Ltd.
11.	Benleumi Provident Funds
12.	Bank Leumi Le-Israel B.M.
13.	Kahal Ltd.

EXHIBIT G

Financial Covenants

The Company's revenues during the period commencing on January 1, 2004 end ending on December 31, 2004 will not be less than Eight Million United States dollar (US$8,000,000).

[Plenus Letterhead]
August _____, 2004

Citibank, N.A.
Bank Leumi Le-Israel B.M.
Golden Gate Bridge Fund L.P.

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Loan Agreement (the "Loan Agreement") made as of June 4, 2002, by and among Wintegra Inc. (the "Company"), Wintegra Ltd. and the lenders listed in Schedule 1 attached thereto (such Lenders, other than Plenus Technologies Ltd., the "Old Lenders"), (ii) that certain Pledge and Security Agreement (the "Security Agreement") dated as of June 4, 2002, by and between the Company and Plenus Technologies Ltd., as Collateral Agent ("Plenus"), (iii) that certain Amendment to Loan Agreement by and between the Company and Wintegra Ltd., and the lenders listed in Schedule 1 attached thereto, made as of June 4th 2004, and (iv) the discharge in full of all rights and interests of the Old Lenders under the Loan Agreement and the Security Agreement. All capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in the Loan Agreement, as amended.

This letter agreement (the "Letter Agreement") sets forth our agreement with respect the following:

1.    Discharge of Interests by Old Lenders.

Each of the Old Lenders hereby confirms and acknowledges the discharge of all of its rights and interests under the Loan Agreement and the Security Agreement and releases, waives, and forever relinquishes all claims, demands, obligations, liabilities and causes of actions of whatever kind or nature with respect thereto .

Notwithstanding the foregoing and for the avoidance of doubt, it is hereby stated that all the Citibank's and Bank Leumi's rights under the Warrant (as such term is defined in the Loan Agreement) remain in full force and effect in accordance with the terms of the Warrant and such rights are unchanged in any way by this Letter Agreement.

Citibank N.A. ("Citibank") confirms that it is no longer a party to the Loan Agreement, the Floating Charge Agreement (as defined in the Loan Agreement) and/or the Security Agreement (the "Transaction Documents") and thus the Transaction Documents may be amended from time to time by the other parties thereto without requiring Citibank's consent.

2.	Confirmation of Plenus as Collateral Agent; Security Agreement.

The Co-Lender specified in Schedule 1 to the Amended Loan Agreement hereby confirms Plenus' appointment as Collateral Agent on its behalf with all of the rights and powers granted to Plenus pursuant to the Security Agreement and the Loan Agreement.

This Letter Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

By your signature below, you hereby acknowledge and accept the terms set forth in this Letter Agreement.

Sincerely,

Plenus' Technologies Ltd.

/s/ Moti Weiss /s/ Shlomo Karako
[name, title]

ACKNOWLEDGED AND ACCEPTED:

Citibank, N.A., Tel-Aviv Branch

By: _______________________________
Name:
Title:

Bank Leumi Le-Israel B.M.

By: _______________________________
Name:
Title:

Golden Gate Bridge Fund L.P.

By: /s/ Shlomo Karako
Name:
Title:

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ACKNOWLEDGED:

WINTEGRA INC.

By: /s/ Kobi Ben Zvi
Name:
Title:

WINTEGRA LTD.

By: /s/ Kobi Ben Zvi
Name:
Title:

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SCHEDULE 1

THE LENDERS

Name and Address	Amount	Currency

Plenus Technologies Ltd.	1,787,600	US$
On behalf of the Beneficiaries
Listed below
16 Hagalim Avenue
Herzliya Pituach
Israel
Attn: Ruthi Simcha and Gadi Moshe
Facsimile: (972-9) 957-8770

THE CO-LENDERS

Name and Address	Amount	Currency

Golden Gate Bridge Fund L.P	212,400	US$

THE BENEFICIARIES

1. The Investment Corporation of United Mizrachi Bank Ltd.
2. Union Bank of Israel Ltd.
3. Citibank N.A.
4. Industrial Development Bank of Israel Ltd.
5. D. Partners (BVI)
6. CMA Technology Venture Partner Limited
7. D. Partners (ISR)
8. Israel Continental Bank Ltd.
9. Nessuah Zannex Ltd.
10. Mercantile Discount Bank Ltd.
11. Benleumi Provident Funds
12. Bank Leumi Le-Israel B.M.
13. Kahal Ltd.

AMENDMENT TO FLOATING CHARGE AGREEMENT

This Amendment is made and entered as of the 4th day of June 2004, by and between Wintegra Ltd. (the "Pledgor") and Plenus Technologies Ltd. (“Plenus” or (the “Lenders”).

WHEREAS, the parties hereto are parties to a certain Floating Charge Agreement, dated June 4th, 2002 (the " Floating Charge Agreement"); and

WHEREAS, the parties wish to amend the Floating Charge Agreement, as set forth below;

NOW THEREFORE, the parties hereby agree as follows:

1. Capitalized terms used but not defined, directly or by reference, herein shall have the meaning ascribed thereto in the Floating Charge Agreement. Notwithstanding, any reference to "Lenders" in the Floating Charge Agreement after the execution of this Amendment, shall refer to Plenus Technologies Ltd. Only.

2. Section 1 to the Floating Charge Agreement shall be amended by inserting the words "as it may be amended, restated, supplemented or otherwise modified from time to time" after the words "June 4th, 2002" in the last line thereof.

3. Schedule 1 to the Floating Charge Agreement shall be replaced by Schedule 1 attached hereto.

4. Section 12 of the Floating Charge Agreement shall be amended by deleting the word "Citibank" in the sixteen line.

5. Section 13 to the Floating Charge Agreement shall be deleted.

6.  Except as herein expressly agreed, the Floating Charge Agreement, is hereby confirmed and ratified and shall remain in full force and effect according to its terms.

IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be duly executed and delivered on the day and year first above written.

WINTEGRA LTD.
By: /s/ Kobi Ben Zvi

Its: CEO

PLENUS TECHNOLOGIES LTD. On its
own behalf and on behalf of the
Beneficiaries listed in Schedule 1.
By:  /s/ Moti Weiss /s/ Shlomo Karako

Its:  Moti Weiss, Managing Partner Shlomo Karako, CFO

Agreed and accepted:

GOLDEN GATE BRIDGE FUND L.P

By:  /s/ Shlomo Karako

Its:  Shlomo Karako, CFO

PLENUS
Venture Lending

February 16, 2006.

To: Alon Rozner, CFO
Wintegra Inc.

Re: Warrants

This is to confirm that as of January 1, 2006 we are waiving our right in accordance with section 3(e) to the warrant agreement dated June 4, 2004 to a redemption price.
Also, in connection with section 2(c) of the said agreement, we acknowledge that the minimal exercise price of the warrant will not be lower than $0.50 (no more than 1,200,000 shares).

Plenus Technologies Ltd.

Delta House, 16 Abba Eban Ave., Herzelia 46725 Israel | Tel: 972-9-957-4944 Fax: 972-9-957-8770 | www.plenus.co.il

THIS WARRANT HAS BEEN, AND THE WARRANT SHARES (AS DEFINED HEREIN) WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT MAY BE, ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE OR COMPARABLE SECURITIES LAW OF A U.S. OR NON-U.S. JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE OR COMPARABLE SECURITIES LAW OF A U.S. OR NON-U.S. JURISDICTION.

WINTEGRA INC. (the "CORPORATION")

NO. ____; VOID AFTER JUNE 3rd, 2013.

WARRANT

THIS CERTIFIES THAT, for value received, Plenus Technologies Ltd. ("Plenus"), or any other Holder (as defined in Section 1 hereof) is entitled to purchase, at the Exercise Price (as such term is defined in Section 2 below) for the Exercise Amount (as such term is defined in Section 1 below), at its election, fully paid shares of the Corporation’s Series C Preferred Stock or New Shares (as such terms are defined in Section 1 below), having all rights, privileges and preferences, contractual, economic or otherwise, attached to such class of shares or otherwise granted to any holder of such class of shares (the “Warrant Shares”), subject to the provisions and upon the terms and conditions hereinafter set forth in this Warrant.

1. Definitions.

As used herein the following defined terms shall have the meaning ascribed to them in this Section as follows:

"Convertible Securities" shall mean options or warrants to purchase, or rights to subscribe for, shares of the Corporation, or securities that by their terms are convertible into or exchangeable for equity securities of the Corporation, or options or warrants to purchase, or rights to subscribe for, such convertible or exchangeable securities.

"Exercise Amount" shall mean six hundred thousand dollars ($600,000).

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"Holder" shall mean Plenus, any Permitted Transferee and any such other third party to which this Warrant is assigned or transferred with the Corporation's consent (which consent shall not be unreasonably withheld or delayed).

"IPO" shall mean the consummation of an initial public offering of the Corporation's securities.

"Issuance of Additional Shares" shall mean the issuance of shares or Convertible Securities of the Corporation, other than:

(A) Common Stock issued pursuant to a transaction described in subsection 3(iv)(iii) of the Fifth Restated and Amended Certificate of Incorporation of the Corporation (the "5th Restated Certificate"); or

(B) Shares of Common Stock (excluding shares repurchased at cost by the Corporation in connection with the termination of service) issuable or issued to employees, consultants, directors or vendors of the Corporation in transactions with non-financing purposes) pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation; or

(C) Shares of Common Stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Stock, in accordance with the provisions of Section 3 of the 5th Restated Certificate;

(D) Shares of the Corporation issued pursuant to the exercise of warrants to purchase shares of Series B Preferred Stock which are outstanding as of the date hereof and which are listed in the disclosure schedule to the Series C Stock Purchase Agreement (as defined in the 5th Restated Certificate);

(E) Shares of the Corporation issued pursuant to the exercise of warrants to purchase shares of Series C Preferred Stock which have been granted pursuant to the Series C Stock Purchase Agreement and are outstanding on the date hereof.

“Last Round of Financing” shall mean the round of financing consummated in accordance with the Series C Preferred Stock Agreement, dated March 25, 2003, by and among the Corporation and Purchasers (as defined in that Series C Preferred Stock Purchase Agreement).

“M&A Transaction” shall mean the consummation of (a) a transaction or a series of transactions for the sale or other disposition of all, or substantially all, of the assets or business of the Corporation, or (b) a transaction or a series of transactions, including, without limitation, a merger or consolidation, whereby, or as a result thereof, the Corporation's shareholders immediately prior thereto hold 50% or less of the voting power of the Corporation, the surviving entity or the new entity (as the case may be) or no longer have the power or the right to appoint more than fifty (50%) percent of the members of the board of directors of such entity.

"New Shares" shall mean any class of shares issued or issuable in connection with the Next round of Financing.

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“Next Round of Financing” shall mean the first equity investment (including in Convertible Securities), or a series of equity investments, in the Corporation of fifteen million dollars ($15,000,000) or more occurring after the date hereof.

“Permitted Transferee” shall mean, (i) the Co-Lender and each Beneficiary, (ii) any entity which controls, is controlled by or is under common control with the Holder, and (iii) if the Holder is a trustee for, or acts on behalf of other person - such other person.

“Series C Preferred Stock” shall mean shares of the Corporation's share capital of the same class and par value, and having the same rights, privileges and preferences, contractual, economic or otherwise, as the shares purchased by the investors in the Last Round of Financing.

“Realization Event” shall mean an IPO or M&A Transaction.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement, dated as of June 4th, 2002, among the Corporation, Wintegra Ltd., Plenus and Citibank N.A., as it may be amended from time to time (the "Loan Agreement").

2.Number and Class of Warrant Shares; Exercise Price.

(a) Number of Warrant Shares. The Holder shall be entitled to purchase such number of Warrant Shares that is equal to the Exercise Amount divided by the Exercise Price (as defined below).

(b) Class of Warrant Shares. The class of share to be issued upon the exercise of this Warrant shall be, at the Holder's election, Common Stock, Series C Preferred Stock or, if applicable at the time of exercise, the New Shares.

(c) Exercise Price. The Exercise Price for each Warrant Share, subject to adjustments pursuant to the provisions of this Section 2 and of Section 5 and hereof (the "Exercise Price"), shall be: (i) in case of Series C Preferred Stock -$1.65005 , (ii) in case of New Shares - the lowest price per share paid by a purchaser in consideration of a New Share in the Next Round of Financing, (iii) in case of an IPO - 100% of the public offering price (before deduction of discounts, commissions or expenses) of a Common Stock in the IPO, and (iv) in case of an M&A Transaction - 100% of the price per share determined in such transaction.

(d)  Full Ratchet Protection. Notwithstanding anything herein to the contrary, upon each Issuance of Additional Shares at a price per share which is lower than the applicable Exercise Price then in effect, the Exercise Price will be automatically reduced to such lower price. For the removal of doubts: No adjustment of an Exercise Price shall be made if it has the effect of increasing the Exercise Price beyond the applicable Exercise Price in effect immediately prior to such Issuance of Additional Shares.

Should the Exercise Price indeed be so reduced and the Warrant exercised at such lower price, the following provisions shall apply:

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(i) For the purpose of the provisions contained in Article IV of the 5th Restated Certificate, as such certificate may be amended and/or restated from time to time, in respect of dividends (Section II-1), liquidation preference (Section II-2) and conversion (Section II-3), including, for the avoidance of doubt, Conversion Rate (Subsection (i)), automatic conversion (Subsection (ii) and conversion price adjustments (Subsection (iv)), the "Original Series C Issue Price" of each Series C Preferred Stock held by the Holder shall be deemed to be such reduced Exercise Price and not as defined in subsection (i) of Section II-2 thereof.

(ii) Should the event described in the beginning of the second to last sentence of Article IV, Section II-2, subsection (i) of the 5th Restated Certificate occur ("the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid C Preference Amount"), then for the purpose of the last part of that sentence ("distributed ratably among the holders of the Series C Preferred Stock in proportion to the amount of such stock owned by each such holder"), "the amount of such stock owned by" the Holder relative to all of the issued and outstanding shares of such stock, shall be deemed to be equal to the fraction obtained by dividing (x) the aggregate Exercise Price actually paid by the Holder to the Corporation for the Series C Preferred Stock it owns, by (y) the aggregate amount actually paid to the Corporation by all holders of Series C Preferred Stock for such stock ("Holder's Pro Rata Share").

(iii) With respect to any vote, consent or waiver within the class of Series C Preferred Stock, which is not based on an "as converted basis", the Holder shall be deemed to hold an amount of shares of Series C Preferred Stock which, when divided by the entire number of issued and outstanding shares of such stock, will be equal to Holder's Pro Rata Share.

3. Method of Exercise; Payment.

(a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise form attached hereto as Exhibit A duly executed) at the principal office of the Corporation, and by the payment to the Corporation, by cash, certified, cashier's or other check or method acceptable to the Corporation, of an amount equal to the applicable Exercise Price multiplied by the number of the Warrant Shares being purchased.

(b)  Net Exercise. In lieu of the payment method set forth in Section 3(a) above, the Holder may elect to exchange the Warrant for a number of the applicable class of Warrant Shares equal to the number of Warrant Shares computed using the following formula:

X = Y(A-B)
            A

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Where X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares purchasable under the Warrant (adjusted to the date of such calculation, but excluding Warrant Shares already issued under this Warrant).

A = the Fair Market Value (as defined below) of one Warrant Share.

B = Exercise Price (as adjusted to the date of such calculation).

“Fair Market Value” of a Warrant Share shall mean:

(i)
In the event of an M&A Transaction - the price per Warrant Share (assuming conversion of the Warrant Shares, adjusted to the date of such calculation, but excluding those shares already issued under this Warrant) as determined in such transaction.

(ii)	In the event of an IPO - the public offering price (before deduction of discounts, commissions or expenses) in such offering.

(iii)	If the Corporation's Common Stock are publicly traded on a national securities exchange, NASDAQ/NMS, over-the-counter or the like - the last closing trade price of the Common Stock.

(iv)
If the Fair Market Value for a Warrant Share cannot be determined in the manner set forth above in items (i)- (iii), then the Fair Market Value of a Warrant Share shall be as determined in good faith by the Corporation and the Holder or, if they fail to so determine, by the Corporation's auditor.

(c) Conditional Exercise. In the event that the Holder intends to exercise this Warrant upon a Realization Event, the Holder shall be entitled to condition such exercise on the consummation of a Realization Event and shall indicate same on the Notice of Exercise and, having done so, the Holder will only be required to pay the applicable aggregate Exercise Price if, and at such time as, the Realization Event is consummated.

(d) Share Certificates; Partial Exercise. In the event of any exercise of the rights represented by this Warrant, certificates for the applicable class and amount of Warrant Shares so purchased shall be delivered to the Holder promptly and, unless this Warrant has been fully exercised in accordance with Sections 3(a) or 3(b) hereof, a new Warrant representing the balance of the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

(e) Redemption. In the event of an IPO or a M&A Transaction, the Holder may elect to redeem the Warrant for $258,000, paid in cash (the "Redemption Price"), by the delivery of a Redemption Notice (a form of which is attached hereto as Exhibit B), duly executed, at the principal office of the Corporation. The redemption price shall be paid to the Holder within 7 days from the date such redemption notice is given against surrendering of the Warrant.

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4. Share Fully Paid; Reservation of Shares. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and non-assessable, and free from allliens and charges. At all times when this Warrant may be exercised, to the extent technically possible, the Corporation shall have authorized and reserved for issuance sufficient shares, free from pre-emptive rights, of its Warrant Shares to provide for the exercise of the rights represented by this Warrant, so that this Warrant may be exercised without additional authorization of share capital, after giving effect to all other Convertible Securities.

5. Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification. In case of any reclassification or change of the applicable class of Warrant Shares issuable at such time (other than a change in par value, or as a result of a subdivision or combination), the Corporation shall execute and issue a new Warrant, providing that the Holder shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of such applicable class of Warrant Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares, other securities, money and property receivable upon such reclassification or change, by a holder of an equivalent number of such applicable class of Warrant Shares. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 or as shall be necessary in order to ensure the integrity of the Holder’s economic rights. The provisions of this subsection (a) shall similarly apply to successive reclassifications or changes.

(b) Share Splits, Dividends, Combinations and Reorganizations. In the event that the Corporation shall at any time subdivide the outstanding applicable class of Warrant Shares or shall issue a share dividend on its outstanding applicable class of Warrant Shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such share dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased. In the event that the Corporation shall at any time combine the outstanding shares of the applicable class of Warrant Shares, the number of shares of the applicable class of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased. Similar equitable adjustments will be made in the event of an M&A Transaction as well as any spin-off, split-off or other capital change transaction by the Corporation.

(c) General Protection. The Corporation will not by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of its securities or any other voluntary action, avoid, or seek to avoid, the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights of the Holder against any impairment.

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6. Notice of Adjustments. Whenever the number of shares of the applicable class of Warrant Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Sections 2 or 5 hereof, the Corporation shall provide written notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares of the applicable class of Warrant Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

7. Fractional Shares. This Warrant may not be exercised for fractional shares. In the event of fractional shares, the Corporation shall round the number of Warrant Shares issuable upon such exercise down to the nearest whole share and shall pay an amount in cash to the Holder equal to any such fractional share.

8. Representations and Covenants of the Corporation. The Corporation represents and covenants to the Holder as follows:

(a) All corporate actions on the part of the Corporation, its officers, directors and shareholders necessary for the sale and issuance of the Warrant and the Warrant Shares and the performance of the Corporation's obligations hereunder have been taken and are effective as of the Effective Date. The Corporation undertakes that all additional corporate actions on the part of the Corporation, its officers, directors and shareholders as may be required in connection with an adjustment pursuant hereto and/or the creation, sale and issuance of the New Shares, will be taken as promptly as practicable.

(b) As of the date of exercise of this Warrant, the Corporation shall record the Holder in the Corporation’s internal share register in accordance with the applicable law and practice, as the owners, direct or beneficial, of the Warrant Shares pursuant to the names provided by the Holder in the Notice of Exercise (Exhibit A) to this Warrant.

9. Restrictions Upon Transfer.

(a) Without derogating from any other restriction that may be contained in the Certificate of Incorporation or By-laws of the Corporation or herein, the Corporation need not register a transfer of this Warrant or the Warrant Shares unless the proposed transferee agrees to be bound by the terms and conditions of this Warrant and the proposed transferee provides the Corporation with written representations required pursuant to the Act.

(b)  All transfers of this Warrant shall be accompanied by an executed warrant transfer deed, under which the transferee undertakes to be bound by all obligations of the Holder under this Warrant. The form of the deed of transfer and is attached hereto as Exhibit C. Any proposed transferee shall execute an irrevocable proxy to the Holder, in the same form attached to the Loan Agreement.

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(c) Subject to the foregoing, the Holder shall have the right to assign and transfer its rights and obligations under this Warrant and the Warrant Shares to a Permitted Transferee. A transfer of the rights and obligations under this Warrant to any other person shall require the Corporation's prior written consent, which shall not be unreasonably withheld or delayed. Plenus acknowledges and agrees that the Corporation shall not be deemed to unreasonably withhold its consent, if due to a right of first refusal conferred upon certain shareholders of the Corporation, the Corporation is contractually bound to withhold its consent.

10. No Rights of Shareholders. The Holder shall not be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the shares of the applicable class of Warrant Shares or any other securities of the Corporation which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, consolidation, merger, conveyance, or other-wise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of the applicable class of Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Upon the exercise of this Warrant the Holder shall be entitled to receive the same anti dilution or price protection rights on the Warrant Shares as currently granted, or in the future may be granted, to the holders of such class of shares of the Corporation (whichever is superior).

11. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered mail, postage prepaid, telecopied (faxed) or electronically mailed or delivered by hand to the following addresses:

If to the Corporation:          Wintegra Inc.
6850 Austin Center Blvd.
Suite 215
Austin Texas 78731
USA

Attention: Dr. Ayal Shenhav, Adv.
Facsimile: 972-9-9511187
E-mail: ayal@shenhavlaw.co.il

8

If to the Plenus:                    Plenus Technologies, Ltd.
16 Abba Eben Avenues
Herzliya Pituach
Israel

Attention: Shlomo Karako
Facsimile: 972-9-957-8770
E-mail: momik@plenus.co.il

or to such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 11 shall be effective (i) if mailed by registered mail, three (3) business days after mailing, (ii) if sent via telecopier (fax) or electronic mail, upon transmission and electronic confirmation of receipt or - if transmitted and received on a non-business day - on the first business day following transmission and electronic confirmation of receipt, and (iii) if delivered by hand, upon delivery.

12. Registration Rights. Upon the exercise of the Warrant, the Holder will be entitled to all registration rights with respect to the Warrant Shares to be issued, as have been granted to a “Holder” under the Third Amended Investors’ Rights Agreement, dated as of March 25, 2003, and as may further be amended from time to time (the “Registration Rights Agreement”), and the Holder, including any Permitted Transferee and/or Co-lender thereof, shall become a party to the Registration Rights Agreement by signing a joinder agreement.

The Registration Rights Agreement shall be incorporated herein by reference and shall be deemed an integral part of this Warrant. Furthermore, upon any exercise of the Warrant by the Holder, the Holder, including any Permitted Transferee and/or Co-lender, shall be deemed to be a “Holder” or “Initiating Holders”, as applicable (as defined in the Registration Rights Agreement) and the Warrant Shares shall be deemed “Preferred Registrable Securities” (as defined in the Registration Rights Agreement) and the Holder, including any Permitted Transferee and/or Co-lender thereof, shall become entitled to all the rights and privileges set forth in the Registration Rights Agreement as if the Holder was an original signatory thereto.

Furthermore, for the purposes of the Registration Rights Agreement, upon the exercise of the Warrant, and so long as it complies with the “Major Holder” definition or “Major Investor” definition therein, the Holder shall be deemed as such.

Upon the exercise of the Warrant, the holder shall be deemed as a “Holder”, as defined in the Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated March 25, 2003 (“RFR Agreement”). Furthermore, for the purposes of the RFR Agreement it shall be deemed as “Major Holder” for as long as it complies with such definitions contemplated in the RFR Agreement.

In addition, the Holder shall also be entitled to any additional or more favorable registration rights which may be granted to any investor in the Next Round of Financing, and the foregoing provisions of this Section 12 shall apply, mutatis mutandis, to any registration rights agreement entered into by the Corporation in connection with the Next Round of Financing.

9

The rights and obligations of the Corporation and the Holder set forth in this Section 12 shall survive the exercise, conversion and expiration of this Warrant.

13. Governing Law. Since the Holder is based in Israel, this Warrant and all actions arising out of or in connection with this Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Israel. However, corporate law matters will be governed by and construed in accordance with the laws of the State of Delaware.

14. Partial Invalidity. If any provision of this Warrant is held by a court of competent jurisdiction to be invalid or unenforceable under applicable law, then such provision shall be excluded from this Warrant and the remainder of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Warrant shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

15. Currency. The term "dollars" or the symbol "$" appearing in this Warrant shall mean the legal currency of the United States of America, and all payments hereunder shall be made in such currency, unless otherwise agreed in writing by the Holder and the Corporation.

16.  Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(a) 1:00 p.m., Israel local time, on June 3rd , 2013, or;

(b)	a Realization Event, provided however, that this provision shall not affect the right of the Holder to exercise this Warrant pursuant to Sections 3(b) and 3(c) hereof.

The Company shall provide the Holder with written notice of the expiration of the Warrant at least fifteen (15) days prior to the anticipated consummation of a Realization Event (the “Expiration Notice”). If such Expiration Notice is not provided to the Holder prior to the consummation of a Realization Event, then the Warrant shall not expire until fifteen (15) days after written notice of the expiration of the Warrant due to a Realization Event is provided to the Holder.

Issued this 4th day of June, 2004.

10

WINTEGRA INC.

By: _______________________,

Title: ______________________

Agreed and accepted:

PLENUS TECHNOLOGIES, LTD.
By: ________________________

Title: _______________________

11

EXHIBIT A

NOTICE OF EXERCISE

Wintegra Inc._____
6850 Austin Center Blvd.
Suite 215
Austin Texas TX7831
USA

Attn: ____________,

1. [ ] [____] (Check and initial here if the undersigned elects this alternative) The undersigned hereby elects to purchase [FILL IN NUMBER OF SHARES] ____________ shares of ______________ of the share capital of ____________, Ltd. pursuant to the terms of the attached Warrant (the "Warrant"), and tenders herewith payment in full for the purchase price of the shares being purchased. [Such purchase is contingent upon _______________ in accordance with Section 3(c) of the Warrant.]

1. [ ] [____] (Check and initial here if the undersigned elects this alternative In lieu of exercising the Warrant for cash or a check, the undersigned hereby elects to effect the net exercise provision of Section 3(b) of the Warrant and receive [FILL IN NUMBER OF SHARES] _________ shares of the share capital of _______________, Ltd. pursuant to the terms of the Warrant according to the following calculation (Initial here if the undersigned elects this alternative ________):

X = Y (A-B)  ( ) = (____) [(_____) - (_____)]

A     (_____)

Where X = the number of shares of Warrant Shares to be issued to Holder.

Y = the number of shares of Warrant Shares purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

A = the Fair Market Value of one share of the Corporation’s Warrant Shares.

B = Purchase Price (as adjusted to the date of such calculation).

2. Please issue a certificate or certificates representing said Warrant Shares in the name of the below list of entities, and record same in the Corporation’s internal share registry, as follows:

Very truly yours,

______________

By: ___________

Title: __________

Date: ___________

12

EXHIBIT B

REDEMPTION NOTICE

Wintegra Inc.
6850 Austin Center Blvd.
Suite 215
Austin TX 78731
USA

Attn: ____________,

1. The undersigned hereby elects to redeem ____________ shares of ______________ of the share capital of ____________, Ltd. pursuant to the terms of the attached Warrant (the "Warrant"), and in accordance with Section 3 (e) thereto.

2. Please transfer the Redemption Price to account no. 14552/59 at Bank Leumi Ltd., Branch No. 864, located in Herzliya.

Very truly yours,

______________

By: ___________

Title: __________

Date: __________

13

EXHIBIT C

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned (the "Transferor") hereby assigns and transfers unto ______________________________________________ (the "Transferee") the right represented by the attached Warrant No. _ (the “Warrant”) to purchase Warrant Shares of the share capital of _______________, Ltd. in an amount of $ _________ out of the total Exercise Amount to which the Warrant relates, and appoints ______________, Attorney, to transfer such right on the books of ______________, Ltd., with full power of substitution in the premises. The Transferor further represents that the transfer is made in accordance with the terms of the Warrant, including, without limitation, with respect to the Transferee being a Permitted Transferee or with respect to which consent to transfer has been given by ________________, Ltd.

Dated: __________________

By: _________________

Name: _____________

Signed in the presence of:

By: ________________

Name: ______________

And the undersigned Transferee hereby agrees to the transfer of said rights to which the Warrant relates, and agrees to be bound by the terms and conditions of the Warrant. The undersigned further represents that the transfer is made in accordance with the terms of the Warrant.

Dated: __________________

By:

Name:

Signed in the presence of:

By:

Name:

14

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) made as of the 4th day of June, 2002, by and between Wintegra Inc., a corporation duly incorporated under the laws of Delaware, USA having its principal place of business at 7000 North MoPac Expwy Suite 200 Austin, Texas TX78731 USA (the “Company”), Wintegra Ltd., a company duly incorporated under the laws of the State of Israel, having its principal place of business at Taya Center, 6 Hamasger St., 43653 Ra’anana, Israel ("Wintegra Israel") and the lenders listed in Schedule 1 (each a “Lender” and collectively the “Lenders”) and effective as of the Effective Date (as defined below), subject to the Closing (as defined below).

W I T N E S S E T H :

WHEREAS, the Company wishes to obtain a lending facility from the Lenders; and

WHEREAS, the Lenders are willing to make available a lending facility to the Company on the terms and conditions set forth in this Agreement.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. Loan, Security and Warrant.

1.1 Loan. The Lenders will lend to the Company a revolving credit facility of an aggregate amount of up to Two Million United States dollars (US$2,000,000) (the “Initial Credit Amount”).

1.2 The Initial Credit Amount may be increased by up to an additional One Million and Five Hundred United States dollars (US$1,500,000) (the “First Additional Credit Amount”) upon the Company’s achieving the First Milestone, and up to an additional One Million and Five Hundred United States dollars (US$1,500,000) (the “Second Additional Credit Amount”) upon the Company’s achieving the Second Milestone (the Initial Credit Amount, the First Additional Credit Amount (if applicable) and the Second Additional Credit Amount (if applicable) shall be referred to hereinafter collectively as the “Principal Amount”).

The First Milestone and the Second Milestone by the Company are as set forth in Annex A attached hereto, and their achievement shall be determined solely by the Lenders as specified in Annex A.

1.3 All or any part of the Principal Amount shall be provided in installments (the “Installment(s)”) of not less than Two Hundred and Fifty Thousand United States dollars (US$250,000) per Installment, upon the later of: (i) seven (7) business days following the date on which the Lenders receive a written disbursement request from the Company, which request shall state the exact amount the Company wishes to receive from the Lenders (the “Disbursement Request”), or (ii) the date specified in the Disbursement Request. The Company shall be entitled to furnish the Lenders with Disbursement Request(s) and to be provided with Installment(s) until the Repayment Date, or the New Repayment Date, if applicable (as such terms are defined herein), subject to the terms of this Agreement. Each Installment shall be transferred to the Company by the Lenders, in United States dollars, by means of wire transfer in accordance with wire instructions provided hereunder or as will be provided in writing by the Company in each Disbursement Request. Each Installment requested by the Company will be divided between the Lenders in amounts which reflect the pro rata portion of the Principal Amount which each Lender has committed to lend the Company as set forth in Schedule 1 attached hereto.

1.4 Upon achievement by the Company of the First Milestone and entitlement to the First Additional Credit Amount, the Company shall have sixty (60) days to notify the Lenders whether the Company will be drawing any amounts from the First Additional Credit Amount. Upon achievement by the Company of the Second Milestone and entitlement to the Second Additional Credit Amount, the Company shall have sixty (60) days to notify the Lenders whether the Company will be drawing any amounts from the Second Additional Credit Amount.

1.5 The obligations of the Lenders pursuant to this Agreement are subject to the receipt by the Lenders of: (i) a warrant in the name of Plenus Technologies Ltd. (“Plenus”) for the purchase of Warrant Shares (as defined in the Warrant), as applicable, of the Company in accordance with the terms of the Warrant (the “Warrant Shares”), in the form attached hereto as Exhibit A (the “Warrant”) duly executed by the Company; (ii) an executed Floating Charge Agreement by and between the Lenders and Wintegra Israel (the “Floating Charge Agreement”) and an executed Pledge Agreement by and between the Lenders and the Company (the “Pledge Agreement”) in the forms attached hereto as Exhibit B1 and Exhibit B2 respectively; (iii) form(s) for creating a Floating Charge (as defined below) prepared for filing with the Israeli Registrar of Companies in the form attached hereto as Exhibit C1 and a certificate of registration of the Floating Charge, and form(s) for creating a UCC pledge in the form attached to the Pledge Agreement; (iv) true and correct copies of resolutions of the Company's Board of Directors issuing the Warrant to Plenus and authorizing the issuance of the Warrant Shares upon exercise of the Warrant and payment of the exercise price; and reserving a sufficient number of Warrant Shares to be issued upon exercise of the Warrant and authorizing the Company to enter into this Agreement and the Pledge Agreement, and authorizing an officer of the Company to enter into such documents and their respective exhibits, annexes and schedules, all in the form attached hereto as Exhibit D1 and a true and correct copies of resolutions of Wintegra Israel's Board of Directors authorizing this Agreement and authorizing Wintegra Israel to enter into the Floating Charge Agreement and authorizing an officer of Wintegra Israel to enter into such documents and their respective exhibits, annexes and schedules, all in the form attached hereto as Exhibit D2; (v) waivers, consents and approvals regarding pre-emptive rights and/or other rights, including, but not limited to, registration rights and waivers, consents and approvals from third parties ,including, but not limited to, government entities in respect of the transactions contemplated herein, all in the form(s) attached hereto as Exhibit E; (vi) confirmation in writing by counsel to the Company and Wintegra Israel, respectively, that all relevant corporate actions were duly taken and that this Agreement and all other related ancillary documentation described herein have been executed by an authorized signatory, in the form attached hereto as Exhibit F; and (vii) true and correct copies of resolutions of the Company's shareholders by which the prior Third Restated and Amended Certificate of Incorporation of the Company were replaced with the Fourth Restated and Amended Certificate of Incorporation attached hereto on Schedule 4(i)A by which among other things: the authorized share capital of the Company was increased in order to reserve a sufficient number of Warrant Shares for issuance under the terms of the Warrant. The date on which all of the above documentation shall be executed and delivered to the reasonable satisfaction of the Lenders shall be referred to herein as the “Closing”. For the purposes of this Agreement including all of its schedules, exhibits and annexes, the “Effective Date” shall be deemed the earlier of: (a) the date of the Closing or (b) July 1, 2002.

1.6 Security. In order to secure the repayment of the Principal Amount and any accrued and unpaid Interest (as defined below), the Company agrees to create in accordance with the terms and the conditions of the Pledge Agreement a first priority UCC secured pledge on the Company’s present and future tangible and intangible assets and rights of any kind whether contingent or absolute, including the execution of an Account Control Agreement solely with bank Leumi of New York, provided, however, that the Company shall not maintain funds through Company's current accounts in other banks than in Bank Leumi USA, accounts’ numbers: 2200474202, 2200474218 and 0200474225 (such accounts referred to as “Other Accounts” and “Leumi Accounts”, respectively, and together “Current Accounts”. Other Accounts are listed in Schedule 1.6), in excess of the aggregate amount of US$ 1,500,000 in all Other Accounts; and Wintegra Israel agrees to create, in accordance with the terms and the conditions of the Floating Charge Agreement, a first ranking floating charge on its present and future tangible and intangible assets and rights of any kind whether contingent or absolute (together, the “Floating Charge”) for the benefit of the Lenders and for the benefit of the entities listed as co-lenders in Schedule 1 hereto (the “Co-lenders”). The Floating Charge will rank senior to any other form of security interest on the assets of the Company and of Wintegra Israel. From time to time Plenus may demand, and the Company or Wintegra Israel, or any of their respective subsidiaries in case there shall be such), shall execute, such additional documents as may be reasonably necessary to maintain the Lenders’ Floating Charge.

It is expressly provided that the Company shall not maintain funds, securities or deposits through any new accounts opened by the Company as of the date hereof (“New Accounts”), without the prior written consent of Plenus. Plenus may require the execution and deliverance of an Account Control Agreement or any other reasonable requirement or arrangement with respect to such New Accounts as a condition for such consent.

The co-lenders, lenders and beneficiaries listed in Schedule 1 hereby appoint Plenus as their agent with respect to the security interest granted to the secured parties hereunder under the Security and Pledge Agreement.

1.7 Seniority. The indebtedness evidenced by this Agreement is hereby expressly senior in right of payment to any indebtedness currently owing by the Company and/or Wintegra Israel to any bank, financial or lending institution or other non-affiliated entity, other than with respect to operating expenses of the Company and/or Wintegra Israel which are incurred in the Company’s and/or Wintegra Israel’s ordinary course of business (the “Debt”). A list of the Debts of more than 50,000US$ each including the identity of the creditor and amount owed as of the date hereof, is attached hereto as Schedule 1.7. It is hereby unequivocally agreed that the Company and Wintegra Israel shall not pay, or cause to be paid, the Debt until all amounts due under the terms of this Agreement are repaid in full to the Lenders. It is acknowledged by the parties hereto that Wintegra Israel currently has an undertaking to record a first priority lien by Bank Leumi of Israel against certain assets to be purchased as collateral for bill of sale of those assets, in the amount of up to$200,000 (including the security of $200,000 of the insurance for the benefit of Bank Leumi of Israel), and that the Company has an undertaking to record a first priority lien by Bank Leumi of New York against certain assets to be purchased as collateral for bill of sale of those assets, in the amount of up to $50,000.

1.8 Term. The term of the grant of credit line by the Lenders to the Company according with this Agreement shall commence on the Effective Date, and terminate on the second anniversary of the Effective Date unless otherwise terminated or accelerated earlier in accordance with this Agreement.

2. Payment. The Company undertakes to pay to the Lenders the Principal Amount, together with interest thereon (denominated in United States dollars) at a rate of interest which shall be LIBOR (360 day rate, as determined by Bloomberg and as published by Bank Mizrachi in Israel) plus 4% per annum (the “Interest Rate”), calculated as of the disbursement date of each Installment and compounded annually, plus any value added tax in Israel “Value Added Tax”, if applicable, in accordance with Israeli law (together the “Interest”). The accrued Interest shall be payable on the first day of each financial quarter.

2.1 Any amount of Principal and/or Interest, which is not paid by the Company within fourteen (14) days of its due date (the “Due Date”), shall bear an additional 5% interest (the “Additional Interest”) per annum on such amount from the Due Date. The Additional Interest shall be compounded daily.

2.2 The unpaid and outstanding Principal Amount and accrued and unpaid Interest, shall be due and payable in one installment, in United States Dollars, twenty-four (24) months following the Effective Date (the "Repayment Date").

2.3 All payments to be made by the Company to the Lenders shall be made to the following accounts: (a) account number 156013 at United Mizrachi Bank Ltd., branch number 522 at Herzalia being a trust account for Plenus and for the benefit of the Co-lenders, (b) account number 9195000015 at Citibank, N.A. - Tel Aviv Branch number 001, for payments to Citibank, N.A., and (c) account number 206199 at United Mizrachi Bank Ltd., branch number 461 at Tel-Aviv, for the Investment Corporation of United Mizrachi Bank Ltd. being one of the Beneficiaries as listed in Schedule 1. The parties agree that all amounts repaid by the Company will be divided between the Lenders in amounts which reflect the pro rata portion of the Principal Amount which each Lender has committed to lend the Company as set forth in Schedule 1 attached hereto.

2.4 Notwithstanding anything to the contrary, the Company may prepay any amounts owed to the Lenders, at any time, subject to the Company providing the Lenders with fifteen (15) days prior written notice informing the Lenders of such intention to prepay, and further provided that each such prepayment is in an amount of not less than the lesser of (a) Two Hundred and Fifty Thousand United States dollars (US$250,000), or (b) the sum of the Principal Amount and any unpaid accrued Interest. In addition, the Company may terminate this Agreement at any time during the twenty-four (24) month period following the Effective Date by providing the Lenders with a notice in writing indicating its intention to terminate this Agreement (the “Termination Letter”) in the form attached hereto as Schedule 2.4, provided that upon or immediately after the delivery of the Termination Letter to the Lenders, (i) the Company shall have satisfied all of its obligations under this Agreement (including all exhibits, schedules and annexes thereto) and (ii) the Company shall not have any outstanding debts to the Lenders pursuant to this Agreement and further provided that upon such delivery any and all amounts due from the Company pursuant to this Agreement on account of the Principal Amount and the Interest, shall have been paid in full to the reasonable satisfaction of the Lenders ("Initiated Termination"). Upon said Initiated Termination, the following shall occur: (i) all of the following annexed agreements will be immediately and automatically terminated, without any further action from neither of the parties hereto: (a) the Floating Charge Agreement, (b) the Pledge Agreement, and (c) the Account Control Agreement (attached to the Pledge Agreement), and (ii) The Floating Charge on Wintegra Israel shall be cancelled and released, the Pledge on Wintegra Inc. shall be cancelled and released, and the Lenders shall within twenty-one (21) business days as of the Initiated Termination, provide the Company and Wintegra Israel with all documents necessary to release the Floating Charge, the Pledge and any other consent, form, instrument or action required to release any of the charges, and discharging the Collateral Agent from its position and power.

2.5 The Lenders may set-off any obligation owed by the Company under this Agreement against any obligation owed by the Lenders to the Company, regardless of the place of payment, booking branch or currency of either obligation, upon giving the Company a seven (7) days prior written notice. If an obligation is not liquidated or is unascertained, the Lenders may set-off in an amount estimated by any of them in good faith to be the amount of that obligation. If obligations are in different currencies, the Lenders may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. The Lenders shall not be obliged to exercise any right given to it under this right of set-off. In the event that the foregoing set-off is made by the Lenders any amounts set-off will be deemed to be payment as described in Section 2 above.

3. Acceleration. Notwithstanding anything herein to the contrary, (i) the entire unpaid Principal Amount, together with accrued and unpaid Interest to date, shall be due and payable at any time without any further demand, and (ii) the term of the grant of credit line by the Lenders to the Company according with this Agreement shall terminate, immediately upon the occurrence of an Event of Acceleration unless otherwise provided for below.

For the purposes of this Section 3, an “Event of Acceleration” shall be deemed to exist upon the occurrence of any of the following:

(i)
the Company fails to pay any sum due from it hereunder at the time, in the currency and in the manner specified herein, or otherwise is in breach of this Agreement or the Pledge Agreement, or Wintegra Israel is in breach of this Agreement or the Floating Charge Agreement, and the same is not remedied within fourteen (14) days after Plenus has notified the Company in writing of said non-payment or breach; or

(ii)
the Company or Wintegra Israel is unable to pay its debts as they fall due, fourteen (14) days after the Company or Wintegra Israel commences negotiations with one or more of its creditors with a view to the general readjustment or rescheduling or entering into arrangement regarding its indebtedness or makes a general assignment for the benefit of or a composition with its creditors; or

(iii)
any indebtedness for borrowed money of the Company or Wintegra Israel is not paid when due or any indebtedness for borrowed money of the Company or Wintegra Israel becomes capable of being declared to be or is declared to be due and payable prior to its specified maturity by reason of the occurrence of a default or a mandatory prepayment event (howsoever described) or any commitment to lend under any facility available to the Company or Wintegra Israel is cancelled by reason of the occurrence of any such default (or mandatory prepayment event (howsoever described)); or

(iv)
the filing against the Company or Wintegra Israel of any petition in liquidation or any petition for relief under the provisions of applicable law for the relief of debtors; or the appointment of a special manager, temporary liquidator, temporary receiver or trustee to take possession of the material property or assets of the Company or Wintegra Israel; or an attachment is placed on any of the material assets of the Company or Wintegra Israel; or execution by the Company or Wintegra Israel of a general assignment for the benefit of its creditors; or the Company or Wintegra Israel resolves to voluntarily liquidate; or the appointment of a permanent liquidator or permanent receiver to take possession of the material property or assets of the Company or Wintegra Israel; or

(v)
any representation or statement made or deemed to be made by the Company or Wintegra Israel in this Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been materially incorrect or misleading when made or deemed to have been made; or

(vi)
the Company or Wintegra Israel fails duly to perform or comply with any covenant or other obligation expressed to be assumed by it in this Agreement or any of the exhibits or schedules hereto and such failure is not remedied within fourteen (14) days after Plenus has given notice thereof to the Company or Wintegra Israel as the case may be; or

(vii)
the Company (a) executes a binding letter of intent or enters into any other form of commitment with respect to an issuance of the Company’s securities or a consolidation or merger of the Company with or into a third party, pursuant to which the Company’s then current shareholders own less than fifty-one (51%) percent of the voting securities of the surviving entity or the Company’s then current shareholders no longer will have the right to appoint fifty-one (51%) percent or more of the members to the Company’s Board of Directors, (b) execute a binding letter of intent or enters into any other form of commitment with respect to sale of all or substantially all of the Company’s outstanding shares (on an as-converted basis) to third parties other than the Company's current shareholders or a sale of the Company’s material assets, or (c) consummates an initial public offering of any of the Company’s securities, or (d) commencement of a qualified investment, or series of investments, in the Company’s capital stock after the Effective Date in exchange for stock resulting in proceeds to the Company of an aggregate of at least US$15,000,000 (fifteen million United States dollars); or

(viii)
any event or series of events occur(s), which, in the reasonable opinion of Plenus, may have a material adverse effect on the business, condition (financial or otherwise), or results of operations of the Company or Wintegra Israel or on the ability of the Company or Wintegra Israel to comply with any of its obligations hereunder or under the Floating Charge Agreement or the Pledge Agreement respectively.

(xi)
any event in which that the Company has maintain funds through Company's Current Accounts in other banks than Bank Leumi of New York, in excess of the aggregate amount of US$ 1,500,000 in all Current Accounts.

Notwithstanding anything herein to the contrary in this clause 3, with respect to the occurrences stipulated in clauses 3(vii)(a) and 3(vii)(b), the entire unpaid Principal Amount, together with accrued and unpaid Interest to date, shall be payable only upon the consummation of the transaction the subject-matter of the letter of intent or agreement mentioned therein. It is agreed that in the event that eventually, such letter of intent or agreement mentioned therein shall not consummate, upon a written notice delivered to Plenus, the said letter of intent or agreement mentioned therein shall be not deemed as an Event of Acceleration for the purposes of this section 3. .

The Company and Wintegra Israel shall promptly inform the Lenders of the occurrence of any Event of Acceleration or potential Event of Acceleration and, upon receipt of a written request to that effect from Plenus, confirm to the Lenders that, except as previously notified to the Lenders or as notified in such confirmation, no Event of Acceleration or potential Event of Acceleration has occurred.

4.   Representations and Warranties of the Company and Wintegra Israel.

4.1 The Company and Wintegra Israel hereby represent and warrant to each of the Lenders, as of the Closing and as of each date on which a Disbursement Request is made by the Company, each of the below representations and warranties:

(i)  the Company is a corporation duly formed, validly existing and in good standing under the laws of Delaware, USA, and the Company’s By-Laws and Third Restated and Amended Certificate of Incorporation are attached hereto as Schedule 4(i)A; Wintegra Israel is a corporation duly formed, validly existing and in good standing under the laws of the State of Israel, and Wintegra Israel’s Memorandum of Association and Articles of Association are attached hereto as Schedule 4(i)B; each of the Company and Wintegra Israel has full corporate power and authority to enter into and perform its obligations under this Agreement and this Agreement constitutes a legally binding obligation of the Company and Wintegra Israel, and is enforceable against the Company and Wintegra Israel in accordance with its respective terms;

(ii) there has been no material change in the assets, liabilities, condition (financial or otherwise) or business of the Company or Wintegra Israel, as represented by the Company’s audited financial statements (consolidated) as of 31.12.2001, attached hereto as Schedule 4(ii)A, and the reviewed interim quarterly financial statements as of 31.3.2002, attached hereto as Schedule 4(ii)B.

The Financial Statements are true and correct in all material respects, and are in accordance with the books and records of the Company and have been prepared in accordance with United States generally accepted accounting principals (“GAAP”) consistently applied, and accurately present in all material respects the financial position of the Company as of such date and the results of its operations for the period then ended;

(iii)  the execution and delivery of this Agreement (including all exhibits, schedules and annexes) by the Company and Wintegra Israel, and performance of the Company’s and Wintegra Israel’s obligations hereunder, have been duly and validly authorized by all necessary corporate action;

(iv)  each of the Company and Wintegra Israel has taken all actions, corporate or otherwise, and has procured all necessary consents and approvals to issue the Warrant and the Warrant Shares (as defined in the Warrant) issuable pursuant thereto to Plenus and the Warrant and the Warrant Shares when issued, and with respect to the Warrant Shares when the Exercise Price (as defined in the Warrant) is paid, shall be duly authorized, validly issued, fully paid, nonassessable and shall not trigger any rights of anti-dilution protection or price protection of the Company’s shareholders;

(v)  the execution or the delivery of this Agreement, the Pledge Agreement or the Floating Charge Agreement and the consummation of the transactions contemplated hereby, will not contravene any agreement or negative pledge, or any law, rule, restriction or decree to which the Company or Wintegra Israel is subject, except as stated in Schedule 4(v) or in Section 1.7 above, and will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or Wintegra Israel or to the knowledge of the Company and Wintegra Israel, the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to the Company or Wintegra Israel, its business or operations or any of its assets or properties.

(vi)  there is no order, writ, injunction or decree of any court, government or governmental agency affecting, or to the knowledge of Company and Wintegra Israel may affect, the Company or Wintegra Israel or respectively, any of its businesses, assets or interests, in a material adverse manner; Furthermore, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or Wintegra Israel, that questions the validity of this Agreement, the Pledge Agreement, the Floating Charge Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, nor is the Company aware that there is any basis for the foregoing.

(vii)  except to the extent disclosed on Schedule 4(vii) hereto and Section 1.7 above, there are no claims, guarantees, royalty payments, payments to government entities or regulatory bodies, security interests, options, rights or other privileges outstanding with respect to any of the Company's or Wintegra Israel’s assets or securities and the Company or Wintegra Israel has no outstanding loans or debts or financial obligations to any third parties including but not limited to any of the Company’s or Wintegra Israel’s banking obligations and any liens on the Company’s or Wintegra Israel’s bank accounts or other assets of the Company or Wintegra Israel whether registered or not;

(viii) the Company or Wintegra Israel owns and has developed, or has obtained the right to use, free and clear of all liens (other than the liens created hereunder or by operation of law) and claims, all patents, trademarks, domain names and copyrights, and applications, licenses and rights with respect to the foregoing, and all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "Intellectual Property") used and sufficient for use in the conduct of its business as now conducted , and, to the best of the Company’s knowledge, without infringing upon or violating any right, lien, or claim of others, and the Company or Wintegra Israel has taken security measures to protect the secrecy, confidentiality and value of all the Intellectual Property. A complete list of all patents, trademarks and domain names registered by the Company or Wintegra Israel in any jurisdiction as of the Effective Date is set forth in Schedule 4(viii) attached hereto;

(ix)  the Company’s capitalization on a fully diluted basis, as of the Closing and including the Warrant, is as set forth in Schedule 4(ix) attached hereto. The outstanding shares of common stock of the Company, the Series B Preferred Stock and the Series A Preferred Stock of the Company (the “Preferred Stock”) are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”) and any relevant state securities laws, or pursuant to valid exemptions therefrom. Except as provided in Schedule 4(ix), there are no outstanding options, warrants, rights (including conversion or pre-emptive rights with respect to the Warrant Shares) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting rights or to the giving of written consents with respect to (1) any of the Company’s securities (excluding options granted under the employee stock option plan of the Company), or (2) a director of the Company.

(x)  to the Company's best knowledge, there are no investigations or actions or administrative proceedings of or before any court or agency which (a) could be reasonably likely to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company or Wintegra Israel or the ability of the Company or Wintegra Israel to perform its obligations hereunder, or (b) purports to affect the legality, validity or enforceability of this Agreement, the Pledge Agreement or the Floating Charge Agreement;

(xi)  there has not occurred, nor is the Company aware of any facts (other than general economic and business trends) showing that it is likely to occur, any event or series of events, which may have a material adverse effect on the business, condition (financial or otherwise), or results of operations of the Company or or Wintegra Israel on the ability of the Company or Wintegra Israel to comply with any of its obligations hereunder or under the Floating Charge Agreement; and

(xii)  the Company has one (1) wholly owned subsidiary - Wintegra Israel. Wintegra Israel has two (2) subsidiaries, as follows: Wintegra (UK) Ltd., which is duly incorporated and in good standing under the laws of the United Kingdom, and Wintegra (Canada) Ltd., which is duly incorporated and in good standing under the laws of Canada (collectively, the “Subsidiaries”).

For the purposes of clauses (v)-(viii), (x) and (xi) in this Section 4, shall mean the Company, Wintegra Israel and the Subsidiaries. Other than Wintegra Israel, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company or Wintegra Israel is not a participant in any partnership.

(xiii) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, the Pledge Agreement or the Floating Charge Agreement, except the filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, filing the required registration forms of the Floating Charge and the Pledge and compliance with the requirements of State Blue Sky laws, if any.

(xiv) Each Material Agreement is in full force and effect, and none is subject to recession and to the best knowledge of the Company, there are not existing any circumstances which would reasonably be expected to materially modify the terms of any Material Agreement. No third party is in default under any Material Agreement. True and correct copies of each Material Agreement has been delivered to Plenus or its counsel. The Company or Wintegra Israel is not in breach of any obligation under any Material Agreement.

For the purposes of this Agreement, the term “Material Agreement” shall mean any agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or Wintegra Israel is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company, exceeding $50,000 each, or (ii) intellectual property rights of the Company and/or the intellectual property rights of any third party (other than the license of the Company's software and products in the ordinary course of its business), or (iii) distribution rights, or (iv) confidentiality and/or non disclosure undertakings (other than with employees or consultants of the Company), (v) provisions restricting or affecting the development, manufacture or distribution of the Company's or Wintegra Israel’s products or services, or (vi) restrictions or limitations on the Company's or Wintegra Israel’s right to do business or compete in any area or any field with any person, firm or company, or (vii) indemnification by the Company Wintegra Israel with respect to infringements of proprietary rights, or (viii) loans, extend or guarantee credit made by or provided to an officer or director of the Company or Wintegra Israel or any of their immediate family, or personal interest of such in a Material Agreement of the Company or Wintegra Israel.

4.2  Without derogating from any right the Lenders may have, the Company and Wintegra Israel shall indemnify, defend and hold harmless each of the Lenders and all their respective officers, employees and agents against all damages and liabilities stemming from a misrepresentation of the Company or Wintegra Israel under this Section 4 of the Agreement.

5. Reporting and Notice Rights; Attendance at Board Meetings.

5.1 Until the termination of this Agreement, and following the termination of this Agreement upon the reasonable request of the Lenders and so long as the Warrant is outstanding, the Company shall provide the Lenders with the following: (i) audited financial statements within one hundred twenty (120) days after the end of each fiscal year (including an audited annual balance sheet of the Company as of the end of the fiscal year and the statement of income and cash flow of the Company for the fiscal year then ended), (ii) un-audited, reviewed quarterly financial statements within sixty (60) days after the end of each quarter, (iii) such other data and information as the Lenders may reasonably request provided such data is reasonably available, (iv) advanced written notice of impending offerings of New Securities of the Company (as such term is defined in the Company’s By-Laws) by the Company in which the Company offers more than five percent (5%) of the Company’s fully diluted share capital as of such date, at least five (5) business days prior to the closing of such transaction or offering, (v) advanced written notice of a merger or consolidation of the Company, a sale of all or substantially all of the assets or shares of the Company or any other reorganization or restructuring of the Company having similar effects or a distribution of dividends, at least five (5) business days prior to the anticipated closing of such transaction or offering or distribution and (vi) advanced written notice of a firmly underwritten initial public offering of the Company’s shares pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act or pursuant to a registration statement filed with a similar law under any foreign jurisdiction. Furthermore, the Lenders shall have, subject to customary non-disclosure obligations, at reasonable times and upon reasonable notice, full access to all books and records of the Company and shall be entitled to inspect the properties of the Company and consult with management of the Company regarding the same, to the extent necessary and reasonable for the purpose of monitoring observance by the Company of its obligations under this Agreement.

5.2 During the term of this Agreement, at any time that the outstanding Principal Amount disbursed and accrued Interest thereon, is due and outstanding exceeds US$3,000,000 (three million United States dollars), Plenus shall be entitled to nominate one (1) person on its behalf, the identity of which is acceptable to the Company (the “Observer”), who shall be entitled to attend all meetings of the Company’s Board of Directors (whether in person, telephonic or other) in a non-voting observer capacity, concurrently with the members of the Company's Board of Directors, and in the same manner and shall be entitled to receive notice of such meeting and a copy of all materials provided to such members. The Company agrees that neither Plenus nor the Observer will have a fiduciary duty. Notwithstanding the previously mentioned, both Plenus and the Observer shall abide by the confidentiality undertakings imposed on the other directors of the Company, in their capacity as such.

5.3 Furthermore, the Company acknowledges that Plenus will likely have, from time to time, information that may be of interest to the Company ("Information") regarding a wide variety of matters. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the Observer. The Company, as a material part of the consideration for this Agreement, agrees that Plenus and its Observer shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Plenus’ ability to pursue opportunities based on such Information or that would require Plenus or its Observer to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

5.4 The Lenders acknowledge that the data and the information regarding or relating the Company or Wintegra Israel, obtained pursuant to the provisions of this Section 5 or by the operation of any applicable law are confidential, and agree and undertake that such data and information will not be disclosed to any third party, nor exploited for other projects, investments or the like, without the prior written consent of the Company; provided that, in connection with reports to their investors and/or Co-lenders, the Lenders may, without first obtaining such written consent, make general statements regarding the nature and progress of the Company's business and information to its investors and/or Co-lenders. The Lenders may disclose the data and information mentioned above to their officers and employees on a need to know basis, and such officers and employees shall undertake the same obligations as the Lenders undertake with respect to such data and information.

This section 5 (except for subsection 5.2) shall apply mutatis mutandis to Wintegra Israel.

6. Authority. Notwithstanding anything herein to the contrary, (i) Citibank N.A. (“Citibank”) agrees that Plenus at its sole discretion shall determine whether to realize any charges and/or pledges over the assets of the Company created for the benefit of the Lenders; (ii) Citibank agrees that Plenus at its sole discretion shall determine whether repayment of any amounts hereunder owed to the Lenders are to be accelerated or whether an event of a default pursuant to the Floating Charge Agreement or the Pledge Agreement has occurred, and Plenus is hereby appointed the attorney-in-fact on behalf of Citibank in connection with all of the foregoing and Citibank agrees not to take any action to the contrary, and (iii) Citibank agrees that in the case that the Lenders should give their consent under this Agreement, Plenus’ consent shall bind Citibank as well. Furthermore, the parties agree that the portion of the Warrant allocated to Citibank shall be held by Plenus in trust for the benefit of Citibank.

7. Syndication. Notwithstanding any of the provisions set forth herein, the Company understands and agrees that Plenus has syndicated the loan granted hereunder to the Co-lenders and to the Beneficiaries listed in Schedule 1, provided, however, that Plenus shall act as the lead manager of such syndication on behalf of the Co-lenders and on behalf of the Beneficiaries. Notwithstanding the above, each Co-Lender and/or Permitted Transferee and/or Beneficiaries shall be entitled to receive, upon the exercise of the Warrant by Plenus (in its capacity as lead manager) a proportional amount of the Warrant Shares issuable upon such exercise, as may be notified in writing to the Company by Plenus upon such exercise, so long as such Co-lender and Permitted Transferee and Beneficiaries (or their respective officers, directors, shareholders or members) is not a competitor of the Company, and provided further that prior to a Realization Event (as defined in the Warrant) the Warrant Shares so disbursed shall be held in trust by Plenus for the benefit of Citibank, the Co-lenders and/or Permitted Transferees and/or Beneficiaries. Citibank, such Co-lenders and/or Permitted Transferees shall give Plenus an irrevocable proxy (including with respect to any voting rights upon exercise of the Warrant, and the voting rights with respect to the release the Floating Charge), in the form attached hereto as Schedule 7, irrevocable until the earlier of: (i) the termination of any of Plenus’ formation agreements, or (ii) immediately after the consummation of a Realization Event (as defined in the Warrant) in relation to the Warrant Shares, authorizing Plenus to sign and execute this Agreement and any Exhibits and Schedules attached hereto or other documents related to the transaction contemplated hereunder, on behalf of all Co-lenders, Beneficiaries and Citibank, which signing will obligate each said party as if it was originally signed by such party ("Proxy"). Plenus represents to the Company that pursuant to its formation agreements, Plenus holds a Proxy for its Beneficiaries. Nothing in this Section will derogate from the obligations and undertakings of the Lenders and Co-lenders under this Agreement.

It is agreed that Plenus may further syndicate the Loan to other co-lenders or beneficiaries, and in such case, Clause 7 shall apply mutatis mutandis to any such co-lenders or beneficiaries. Plenus shall notify the Company in writing by fourteen (14) days from the consummation of such future syndication.

8. Covenant. Each of the Company and Wintegra Israel shall comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the laws and regulations of Delaware and/or Israel (as the case may be), and any other applicable jurisdiction to enable it lawfully to enter into and perform its obligations under this Agreement, the Pledge Agreement and the Floating Charge Agreement and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement.

9. Miscellaneous.

9.1 The obligations of the Lenders hereunder are several and not joint.

9.2 Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected hereby.

9.3 This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof.

9.4 Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

9.5 None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred by any party hereto without the prior consent in writing of the other parties which consent shall not be unreasonably withheld. Anything herein to the contrary notwithstanding and without derogating from the requirement and limitations set forth in Section 6 above, each Lender shall have the right to assign or transfer their rights, privileges and obligations under this Agreement as long as such transfer is not to a competitor of the Company to: (i) any other entity which controls, is controlled by or is under common control with any Lender, (ii) if the Lender is a trustee or is appointed to act on behalf of others then to its beneficiaries being investors or affiliates of investors of the Lender, or (iii) if the Lender is a general or limited partnership, assignments and transfers to its partners and to partnerships managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner (each a “Permitted Transferee”), provided that each such transfer will be subject to the provisions of Section 6 above, and that each such Permitted Transferee shall have executed (i) an irrevocable Proxy to Plenus; and (ii) an undertaking of any and all obligations of the transferor under this Agreement.

9.6 This Agreement, its Exhibits, Schedules and Annexes hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matters hereof and thereof. The preamble, Schedules, Exhibits and Annexes hereto constitute an integral part hereof.

9.7 The Company shall pay the Plenus Twenty Thousand United States dollars (US$ 20,000) plus applicable value added tax for legal fees, on or immediately after the date which this Agreement and all schedules and exhibits hereto are executed by the parties plus all out of pocket expenses incurred by the Plenus’ legal advisors. The above-stated amount shall include amounts that the Company shall pay for any other reasonable expenses and applicable value added tax incurred during the negotiation of this Agreement including any stamp duty that may be payable in connection with this Agreement.

9.8 Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the parties to this Agreement.

9.9 The obligations of the Company to indemnify the Lenders in Section 4 hereof and the obligations under Section 5 hereof, will survive this Agreement until all statutes of limitations for actions that may be brought against the Lenders have expired.

9.10 All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied (faxed) or mailed by registered or certified mail, postage prepaid, or by electronic mail, or otherwise delivered by hand or by messenger, if to the Company then to the Company's address set forth above to the attention of the Chief Executive Officer and the Chief Financial Officer with a copy to Dr. Ayal Shenhav, Adv., , at 91 Medinat Hayehudim St., POB 4121, Herzeliya 46140, Israel, fax number 09-9511187, and if to the Lenders then to the addresses set forth in Schedule 1 with a copy to Joseph Mayer, Adv., Yossi Avraham and Co., at 3 Daniel Frisch Tel Aviv, Israel, fax number 03-6963801, or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 9.11 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via telecopier (fax) or electronic mail, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

9.11 No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

9.12 If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have signed this Loan Agreement in one or more counterparts as of the date first appearing above set forth.

                                        WINTEGRA INC.

                                            By: /s/ Kobi BenZvi

                                           Its: CEO

                                        WINTEGRA LTD.

                                            By: /s/ Kobi BenZvi

                                            Its: CEO

PLENUS TECHNOLOGIES LTD. On its own behalf and on behalf of the Beneficiaries listed in Schedule 1.

                                           By:  Ruth Simha Shlomo Karako__

                                           Its:  Managing Partner CFO______

                                        CITIBANK, N.A., TEL AVIV BRANCH

                                           By: /s/ Thomas A. Mulvihill

                                           Its: Country Risk Manager

[Signature Page of Loan Agreement]

SCHEDULE 1

THE LENDERS
Name and Address	Amount	Currency

Plenus Technologies Ltd. On behalf of the Beneficiaries Listed below 16 Hagalim Avenue Herzliya Pituach Israel Attn: Ruthi Simcha and Gadi Moshe Facsimile: (972-9) 957-8770	3,311,828	US$

Citibank, N.A., Tel Aviv Branch Platinum Building 21 Ha’arba’ah Street Tel Aviv 64739 Israel Attention: Tom Mulvihill, Country Risk Manager with a copy to: Nandan Mer, CEO Facsimile: (972-3) 684-2404	688,172	US$

THE CO-LENDERS
Name and Address	Amount	Currency

Bank Leumi Le-Israel B.M. 33 Yehuda Hlevy Street Tel-Aviv Attention: Iris Rosenberg Facsimile: ________________	1,000,000	US$

THE BENEFICIARIES

1. The Investment Corporation of United Mizrachi Bank Ltd.
2. Union Bank of Israel Ltd.
3. Citibank N.A.
4. Industrial Development Bank of Israel Ltd.
5. D. Partners (BVI)
6. CMA Technology Venture Partner Limited
7. D. Partners (ISR)
8. Israel Continental Bank Ltd.
9. Nessuah Zannex Ltd.
10. Mercantile Discount Bank Ltd.
11. Benleumi Provident Funds
12. Bank Leumi Le-Israel B.M.
13. Kahal Ltd.

Annex A

Annex A
Wintegra Inc. - Milestones

First Milestone:
The occurrence of both by Wintegra Inc.:
(1) the aggregate amount of sales and purchase orders without any rights for cancellation upon six (6) consecutive months shall be at least $600,000US. The Company shall furnish Plenus with its’ auditors authorization of accomplishment of this conditions, and;
(2) at least thirty (30) design wins shall be active upon the consummation of the first milestone, of which five (5) shall be according with a signed and executed agreement with any of the Companies listed in Group A herein.

Second Milestone:
The occurrence of both by Wintegra Inc.:
(1) the aggregate amount of sales and purchase orders without any rights for cancellation upon three (3) consecutive months shall be at least $1,000,000US. The Company shall furnish Plenus with its’ auditors authorization of accomplishment of this conditions, and;
(2) at least forty (40) design wins shall be active upon the consummation of the second milestone, of which five (5) shall be according with a signed and executed agreement with any of the Companies listed in Group A herein.

General
For the avoidance of doubt, all of the above milestones are cumulative and each of the above milestones must be met. In addition, it is hereby clarified that the above milestones shall be deemed accomplished upon the occurrence of the above jointly or separately by Wintegra Inc. and/or Wintegra Ltd..

Group A
Alcatel
Cisco
3COM
Ericsson
Fujitsu
Huwawei
Hyundai
Juniper Networks
Marconi/GEC
NEC
Nortel
Nokia
Lucent
Motorola
Samsung
Siemens
LG Korea

Exhibit A

THIS WARRANT AND THE WARRANT SHARES (AS DEFINED HEREIN) WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT, HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE OR COMPARABLE SECURITIES LAW OF A U.S. OR NON-U.S. JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE OR COMPARABLE SECURITIES LAW OF A U.S. OR NON-U.S. JURISDICTION.

WINTEGRA INC.

NO. __	VOID AFTER June 3rd, 2010.

WARRANT

THIS CERTIFIES THAT, for value received, Plenus Technologies Ltd. (the "Holder") is immediately entitled to subscribe for and purchase from Wintegra Inc., a company duly incorporated under the laws of Delaware, USA (the “Company”), at the Exercise Price (as such term is defined below and as may be adjusted pursuant to Section 5 hereof) for an aggregate value of up to One Million Five Hundred United States dollars (US $1,500,000) (or such lower value as set forth below) (the “Exercise Amount”), of the Company’s fully paid and non-assessable Series B Preferred Shares (as defined below) (as adjusted in accordance with Section 2 and Section 5 hereof) or whichever class may be applicable in the circumstances as determined below, having all rights, privileges and preferences, contractual, economic or otherwise, attached to such class of shares or granted to any holder of such class of shares (the “Warrant Shares”), subject to the provisions and upon the terms and conditions hereinafter set forth in this Warrant.

1. Definitions.

As used herein the following defined terms shall have the meaning ascribed to them in this Section as follows:

"Issuance of Additional Stock" shall mean the issuance of shares and Convertible Securities of the Company, other than shares of the Company issued or issuable:

(A)	upon conversion of shares of Preferred Stock;

(B)
upon grant of, and/or exercise of any and all of the warrants and options granted to any of the Company's stockholders under the Last Round of Financing (as defined below)and the TI Warrants attached to the Series B Preferred Stock Purchase Agreement dated April 5, 2001 (the “Series B Preferred Stock Purchase Agreement”) as Exhibits G1, G2, G3 and G4 and the rights provided in the Bridge Loan Agreement dated January 25, 2001 attached as Exhibit E to the Series B Preferred Stock Purchase Agreement;

(C)
up to 5,000,000 shares of Common Stock reserved for issuance to, and/or options thereto sold or issued to, employees, directors or consultants of the Company pursuant to the Company’s stock option plan as adopted by the Company;

"Convertible Securities" shall mean options or warrants to purchase or rights to subscribe for shares of the Company, or securities by their terms convertible into or exchangeable for equity securities of the Company or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities

“Deemed Issuance” shall mean the issuance of Convertible Securities.

“Last Round of Financing” shall mean the round of financing consummated in accordance with the Series B Preferred Share Purchase Agreement dated April 5, 2001, by and among the Company and the Purchasers (as defined in that Share Purchase Agreement), the Joinder thereto dated April 9, 2001 and the Amendment thereto dated July 15, 2001.

“M&A Transaction” shall mean either: (x) the consummation of any consolidation or merger of the Company with or into a third party, pursuant to which the Company's shareholders immediately prior to such transaction own less than fifty-one percent (51%) of the voting securities of the surviving entity immediately after the consummation of such transaction, or (y) the consummation of a sale of all or substantially all of the Company’s shares or assets to any third party.

“Next Qualified Financing” shall mean the first investment, or series of investments in the Company’s share capital after the date hereof in which the Company issues shares provided that the aggregate gross proceeds to the Company in such financing exceeds Fifteen Million United States dollars (US$15,000,000).

“Permitted Transferee” shall mean (i) any other entity which controls, is controlled by or is under common control with the Holder, (ii) if the Holder is a trustee or is appointed to act on behalf of others then to its beneficiaries being investors of the Holder, or (iii) if the Holder is a general or limited partnership, assignments and transfers to its partners and/or to partnerships managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner.

"Preferred Stock" or “Preferred Shares” shall mean shares of Series A Preferred Stock and shares of Series B Preferred Stock of the Company.

“Realization Event” shall mean either (x) the closing of a firmly underwritten initial public offering of the Company’s shares (an “IPO”) pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the Act or pursuant to a registration statement filed with a similar law under any foreign jurisdiction; or (y) the closing of an M&A Transaction.

“Series B Preferred Shares” shall mean the preferred shares purchased by the investors in the Last Round of Financing, each with a nominal value of US$0.001, having all rights privileges and preferences, contractual, economic or otherwise, attached to such class of preferred share or granted to any holder of such class of share.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the loan agreement between the Company, the Holder and others dated, as of June 4, 2002 (the “Loan Agreement”).

2.Number and Class of Warrant Shares; Exercise Price.

(a) Number of Warrant Shares. The Holder shall be entitled to purchase such number of Warrant Shares that is equal to the Exercise Amount (as defined below) divided by the Exercise Price (as defined below). The Exercise Amount shall be as follows:

(i) Four Hundred Thousand United States dollars (US$400,000) as of the date hereof; or

(ii) the Exercise Amount shall be adjusted up to Six Hundred Thousand United States dollars (US$600,000) in the event that the Company shall receive funds in accordance with a Disbursement Request pursuant to Section 1.1 of the Loan Agreement at any time during the term of the Loan Agreement; or

(iii) the Exercise Amount shall be further adjusted up to Seven Hundred Thousand United States dollars (US$700,000) in the event that (a) the Company shall have the right to draw any amount from the First Additional Credit Amount and shall notify the Holder of its intention to exercise its right pursuant to Section 1.4 of the Loan Agreement, and (b) the Company has not received any funds from the Initial Credit Amount pursuant to Section 1.3 of the Loan Agreement; or

(iv) the Exercise Amount shall be further adjusted up to Nine Hundred Thousand United States dollars (US$900,000) in the event that (a) the Company shall have the right to draw any amount from the First Additional Credit Amount and shall notify the Holder of its intention to exercise its right pursuant to Section 1.4 of the Loan Agreement, and (b) the Company received any funds from the Initial Credit Amount pursuant to Section 1.3 of the Loan Agreement; or

(v) the Exercise Amount shall be further adjusted up to One Million and Fifty Thousand United States dollars (US$1,050,000) in the event that the Company shall draw any amount from the First Additional Credit Amount pursuant to Section 1.3 of the Loan Agreement; or

(vi) the Exercise Amount shall be further adjusted up to One Million United States dollars (US$1,000,000) in the event that (a) the Company shall have the right to draw the Second Additional Credit Amount or any portion thereto and shall notify the Holder of its intention to exercise its right pursuant to Section 1.4 of the Loan Agreement, and (b) the Company has not received any funds from the Initial Credit Amount pursuant to Section 1.3 of the Loan Agreement; or

(vii) the Exercise Amount shall be further adjusted up to [One Million and Two Hundred Thousand United States dollars (US$1,200,000)] in the event that (a) the Company shall have the right to draw the Second Additional Credit Amount or any portion thereto and shall notify the Holder of its intention to exercise its right pursuant to Section 1.4 of the Loan Agreement, and (b) the Company has received any funds from the Initial Credit Amount pursuant to Section 1.3 of the Loan Agreement, and (b) the Company has not received any funds from the First Additional Credit Amount pursuant to Section 1.3 of the Loan Agreement; or

(viii) the Exercise Amount shall be further adjusted up to [One Million and Three Hundred Thousand and Fifty United States dollars (US$1,350,000)] in the event that (a) the Company shall have the right to draw the Second Additional Credit Amount or any portion thereto and shall notify the Holder of its intention to exercise its right pursuant to Section 1.4 of the Loan Agreement, and (b) the Company has received any funds from the Initial Credit Amount pursuant to Section 1.3 of the Loan Agreement, and (b) the Company has received any funds from the First Additional Credit Amount pursuant to Section 1.3 of the Loan Agreement; or

(ix) the Exercise Amount shall be further adjusted up to One Million and Five Hundred Thousand United States dollars (US$1,500,000) in the event that the Company shall draw any amount from the Second Additional Credit Amount pursuant to Section 1.3 of the Loan Agreement.

(b) Class of Warrant Shares. The class of share to be issued upon the exercise of this Warrant shall be Series B Preferred Shares.

(c) Exercise Price. The Exercise Price for each Warrant Share, subject to adjustments pursuant to the provisions of this Section 2 and Section 5 herein, shall be US$2.75656.

Notwithstanding anything herein to the contrary, upon each Issuance of Additional Stock or deemed issuance of shares at a price per share less than the applicable Exercise Price then in effect (the "New Exercise Price"), the Exercise Price will be automatically reduced to the New Exercise Price. No adjustment of an Exercise Price shall be made if it has the effect of increasing the Exercise Price beyond the applicable Exercise Price in effect immediately prior to such issuance or Deemed Issuance.

3. Method of Exercise; Payment.

(a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by cash, certified, cashier's or other check acceptable to the Company, of an amount equal to the applicable aggregate Exercise Price of the applicable class of Warrant Shares being purchased.

(b)  Net Exercise. In the event of a Realization Event and in lieu of the payment method set forth in Section 3(a) above, the Holder may elect to exchange the Warrant for a number of the applicable class of Warrant Shares equal to the number of Warrant Shares computed using the following formula:

X = Y (A-B)
            A

Where X = the number of Warrant Shares (adjusted to the date of such calculation, but excluding those shares already issued under this Warrant) to be issued to the Holder.

Y = the number of Warrant Shares purchasable under the Warrant (adjusted to the date of such calculation, but excluding those shares already issued under this Warrant).

A = the Fair Market Value (as defined below) of one Warrant Share.

B = Exercise Price (as adjusted to the date of such calculation).

“Fair Market Value” of a Warrant Share shall mean:

(i)
In the event of an M&A Transaction the price per Warrant Share (assuming conversion of the Warrant Shares, adjusted to the date of such calculation, but excluding those shares already issued under this Warrant) as determined in such transaction.

(ii)	If the exercise date is the date of closing of an IPO, then the public offering price (before deduction of discounts, commissions or expenses) in such offering.

(iii)
In the event that the Fair Market Value for a Warrant Share cannot be determined in the manner set forth above in items (i) and (ii), then the Fair Market Value of a Warrant Share shall be as determined by the Company’s Board of Directors in good faith.

In the event of a cashless exercise under this Section 3(b), this Warrant must be exercised for all the Warrant Shares and must be surrendered to the Company along with the Notice of Exercise. After such exercise and receipt by the Holder of the appropriate amount of Warrant Shares, this Warrant shall be null and void.

(c) Conditional Exercise. In the event that the Holder intends to exercise this Warrant with respect to a Realization Event, the Holder shall be entitled to condition such exercise on the consummation of a Realization Event and shall indicate as such on the Notice of Exercise form attached hereto as Exhibit A and the Holder will only be required to pay the applicable aggregate Exercise Price at such time as the Realization Event is consummated.

(d) Share Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the applicable class and amount of Warrant Shares so purchased shall be delivered to the Holder promptly and, unless this Warrant has been fully exercised in accordance with Sections 3(a) or 3(b) hereof, a new Warrant representing the balance of the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

4. Share Fully Paid; Reservation of Shares. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefore, be fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. At all times when this Warrant may be exercised, the Company shall have authorized and reserved for issuance sufficient shares, free from pre-emptive rights, of its Warrant Shares to provide for the exercise of the rights represented by this Warrant, so that this Warrant may be exercised without additional authorization of Preferred Shares after giving effect to all other warrants, options, convertible securities and other rights to acquire shares of the Company.

5. Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefore shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification. In case of any reclassification or change of the applicable class of Warrant Shares issuable at such time (other than a change in par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant, providing that the Holder shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of such applicable class of Warrant Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares, other securities, money and property receivable upon such reclassification or change, by a holder of an equivalent number of such applicable class of Warrant Shares. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 or as shall be necessary in order to ensure the integrity of the Holder’s economic rights. The provisions of this subsection (a), shall similarly apply to successive reclassifications or changes.

(b) Share Splits, Dividends, Combinations and Reorganizations. In the event that the Company shall at any time subdivide the outstanding applicable class of Warrant Shares or shall issue a share dividend on its outstanding applicable class of Warrant Shares the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such share dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased. In the event that the Company shall at any time combine the outstanding shares of the applicable class of Warrant Shares the number of shares of the applicable class of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, share dividend or combination, as the case may be. Similar equitable adjustments will be made in the event of a consolidation, merger or reorganization of the Company with or into, or a sale of all or substantially all of the Company's assets, or substantially all of the Company's issued and outstanding share capital, to, any other company, or any other entity or person, other than a wholly-owned subsidiary of the Company as well as any spin-off or split-off transaction by the Company.

(c) General Protection. The Company will not by amendment of its By-Laws and/or the its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of its securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be oberserved or performed hereunder, but will at all times in good faith assist in the carrying out of all provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights of the Holder against any impairment.

6. Notice of Adjustments. Whenever the number of shares of the applicable class of Warrant Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section(s) 2 and 5 hereof, the Company shall provide written notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares of the applicable class of Warrant Shares which may be purchased and the Exercise Price therefore after giving effect to such adjustment.

7. Fractional Shares. This Warrant may not be exercised for fractional shares. In the event of fractional shares, the Company shall round the number of Warrant Shares issuable upon such exercise down to the nearest whole share and shall pay an amount in cash to the Holder equal to any such fractional share.

8. Representations and Covenants of the Company. The Company represents and covenants to the Holder as follows:

(a) that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Warrant and the Warrant Shares and the performance of the Company's obligations hereunder have been taken and are effective as of the Effective Date. The Company undertakes that all corporate actions on the part of the Company, its officers, directors and shareholders will be taken as necessary for the creation, sale and issuance of the Series B Preferred Shares, such actions will be taken as promptly as practicable following an adjustment to the Exercise Price pursuant to Sections 2(c) and 5 above which results in an insufficient amount of Series B Preferred Shares being held in reserve by the Company.

(b) that as of the date of exercise of this Warrant, the Company shall record the Holder, any Permitted Transferees of the Holder and any Co-lender of the Holder, in the Company’s internal share register in accordance with the applicable law, as the owners, direct or beneficial, of the Warrant Shares pursuant to the names provided by the Holder in Section 4 on the Notice of Exercise (Exhibit A) to this Warrant.

9. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a) The Holder is acquiring the Warrant for investment for its own account, not as a nominee or agent, and not with the current view to, or for resale in connection with, any distribution thereof, except with respect to its Co-lenders and/or Permitted Transferees in accordance with Section 11(b) below.

(b) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Act, or another comparable law, by reason of their issuance in a transaction exempt from registration under the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless the Warrant Shares have been registered for resale under the Act or such resale is exempted from such registration. The Holder is aware of the provisions of Rule 144 promulgated under the Act and its requirements for the resale of the Warrant Shares which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. The Holder further understands that the Warrant Shares have not been qualified under any state or non-U.S. securities law. The Holder understands that no public market now exists for any of the Warrant Shares and/or the Warrant and that the Company has made no assurances that a public market will ever exist for the Company’s shares.

(c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the shares of the applicable class of Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d) The Holder is able to bear the economic risk of the purchase of the shares of the applicable class of Warrant Shares pursuant to the terms of this Warrant including an entire loss of the value of such investment.

(e) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Act, in part, by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. If Holder, any Permitted Transferee of the Holder and any Co-lender of the Holder, is a resident or citizen of the United States or the offer of the Warrant Shares was made to the Holder, any Permitted Transferee of the Holder and any Co-lender of the Holder, while such person or entity was in the United States, then the Holder, any Permitted Transferee of the Holder and any Co-lender of the Holder, is an “accredited investor” within the meaning of Rule 501(a) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

(f) If the Holder, any Permitted Transferee of the Holder and any Co-lender of the Holder is not a resident or citizen of the United States and the offer of the Warrant Shares was not made to the Holder, any Permitted Transferee of the Holder and any Co-lender of the Holder while the Holder, any Permitted Transferee of the Holder and any Co-lender of the Holder was in the United States, then the Holder, any Permitted Transferee of the Holder and any Co-lender of the Holder acknowledge and agree that the offer and sale of the Warrant Shares is being made in reliance upon Regulation S promulgated under the Securities Act and that the offer and sale of the Warrant Shares constitutes an “offshore transaction” within the meaning of Regulation S, as amended from time to time.

10. Restrictive Legend.

The shares of the applicable class of Warrant Shares shall be stamped or imprinted with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIRED OF THE SAID ACT AND IS IN ACCORDANCE WITH THE BY LAWS AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY AS MAY BE AMENDED FROM TIME TO TIME.

11. Restrictions Upon Transfer and Removal of Legend.

(a) The Company need not register a transfer of this Warrant or the Warrant Shares bearing the restrictive legend set forth in Section 10 hereof, unless the conditions specified in such legend are satisfied and the transferees provide the Company with written representations required pursuant to the Act for such transfer and such transferees agree to be bound by the terms and conditions of this Warrant. The Company may also instruct its transfer agent not to register the transfer of the shares of Warrant Shares unless the conditions set forth in the previous sentence are satisfied. In no event shall the Holder, its Permitted Transferees or any of its Co-lenders transfer this Warrant to a competitor of the Company that operates in the same field of business as the Company. Any transfer of the Warrant Shares is subject to the Company's Certificate of Incorporation.

(b) Notwithstanding the provisions of paragraph (a) above and subject to the Certificate of Incorporation of the Company then in effect with respect to the Warrant Shares, no opinion of counsel or "no-action" letter or approval of the Company or its shareholders or requirement or approval from any other third party shall be necessary for a transfer of this Warrant, or any part thereof, or of the Warrant Shares, without consideration to: (i) any Permitted Transferee of the Holder, or (ii) any other Co-lender, provided that any such Permitted Transferee or Co-lender shall have executed an irrevocable proxy to the Holder, in the same form attached to that certain Loan Agreement between the Company, the Holder and other, dated June 4, 2002

(c) All transfers of this Warrant shall be accompanied by an executed warrant transfer deed in the form of transfer, under which the transferee undertakes to be bound by all obligations of the Holder under this Warrant. The form of the deed of transfer and the Proxy attached hereto as Exhibit B.

12. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the shares of the applicable class of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of share, reclassification of share, change of par value, consolidation, merger, conveyance, or other-wise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of the applicable class of Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, upon the exercise of this Warrant, in the event that the rights of anti-dilution or price-protection attached to the Warrant Shares shall be inferior to the rights of anti-dilution or price protection currently granted to the holders of the Series B Preferred Shares as set forth in the Certificate of Incorporation of the Company currently in effect on the date hereof, then the Holder shall be entitled to receive the same anti-dilution or price protection rights on the Warrant Shares as currently granted to the holders of the Series B Preferred Shares on the date hereof.

13. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(a)	1:00 p.m., Israel local time, on June 3rd, 2010, or;

(b)	a Realization Event, provided however, that this provision shall not affect the right of the Holder to exercise this Warrant pursuant to Sections 3(b) and 3(c) hereof.

(c)	the cancellation of the Warrant pursuant to the terms of Section 18 hereof.

The Company shall provide the Holder with written notice of the expiration of the Warrant at least fifteen (15) days prior to the anticipated consummation of a Realization Event (the “Expiration Notice”). If such Expiration Notice is not provided to the Holder prior to the consummation of a Realization Event, then the Warrant shall not expire until fifteen (15) days after written notice of the expiration of the Warrant due to a Realization Event is provided to the Holder.

14. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall in writing and shall be telecopied (faxed) or mailed by registered or certified mail, postage prepaid, or by electronic mail, or otherwise delivered by hand or by messenger, if to the Company then to the Company's address set forth above to the attention of the Chief Executive Officer and the Chief Financial Officer with a copy to Dr. Ayal Shenhav, Adv., Ayal Shenhav & Co., 91 Medinat Hayehudim Street, P.O.Box 4121, Herzlia 46140, Israel, and if to the Holder then to the addresses set forth in Schedule 1 of the Loan Agreement with a copy to Joseph Mayer, Adv., Yossi Avraham and Co., at 3 Daniel Frisch St. Tel Aviv, 64731, Israel, fax number 03-6963801, or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 14 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via telecopier (fax) or electronic mail, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

15. Registration Rights. Upon the exercise of the Warrant, the Holder, including any Permitted Transferee and/or Co-lender thereof, will be entitled to all registration rights with respect to the Warrant Shares to be issued, as have been granted to a “Holder” under the Second Amended Investors’ Rights Agreement, dated as of July 19, 2001, and as may further be amended from time to time (the “Registration Rights Agreement”), and the Holder, including any Permitted Transferee and/or Co-lender thereof, shall become a party to the Registration Rights Agreement by signing a joinder agreement.

The Registration Rights Agreement shall be incorporated herein by reference and shall be deemed an integral part of this Warrant. Furthermore, upon any exercise of the Warrant by the Holder, the Holder, including any Permitted Transferee and/or Co-lender, shall be deemed to be a “Holder” or “Initiating Holders”, as applicable (as defined in the Registration Rights Agreement) and the Warrant Shares shall be deemed “Preferred Registrable Securities” (as defined in the Registration Rights Agreement) and the Holder, including any Permitted Transferee and/or Co-lender thereof, shall become entitled to all the rights and privileges set forth in the Registration Rights Agreement as if the Holder was an original signatory thereto. Furthermore, for the purposes of the Registration Rights Agreement, upon the exercise of the Warrant, the holder shall be deemed as a “Holder”, and so long as it complies with “Major Holder” definition or “Major Investor” definition therein, shall be deemed as such as the case may be.

Upon the exercise of the Warrant, the holder shall be deemed as a “Holder”, as defined in the Second Amended and Restated Right of First Refusal and Co-Sale Agreement dated July 19, 2001 (“RFR Agreement”). Furthermore, for the purposes of the RFR Agreement it shall be deemed as “Major Holder” for as long as it complies with such definitions contemplated in the RFR Agreement.

The rights and obligations of the Company and the Holder set forth in this Section 15 shall survive the exercise, conversion and expiration of this Warrant.

16. Governing Law. Since the Holder is based in Israel, this Warrant and all actions arising out of or in connection with this Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Israel. However, corporate law matters will be governed by and construed in accordance with the laws of the State of Delaware.

17. Power of Warrant. This Warrant and the Exhibits hereto constitute the full and entire understanding and agreement between the Company and the Holder and is independent of, and supersedes, any other agreement or instrument with regard to the subject matters hereof and thereof.

Issued this [__]th day of May, 2002.

WINTEGRA INC.

By: /s/ Jacob Ben-Zvi, President and CEO

Agreed and accepted:
PLENUS TECHNOLOGIES LTD.

By: /s/ Ruth Simha /s/ Shlomo Karako

EXHIBIT A

NOTICE OF EXERCISE

TO:	Wintegra Inc.
[____________]
Attn: ____________, VP and CFO

1. The undersigned hereby elects to purchase [FILL IN NUMBER OF SHARES] ____________ shares of Series B Preferred Shares of Wintegra Inc. pursuant to the terms of the attached Warrant and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any (Initial here if the undersigned elects this alternative _______).[Such purchase is contingent upon _______________ in accordance with Section 3(c) of this Warrant.]

2. In lieu of exercising the attached Warrant for cash or a check, the undersigned hereby elects to effect the net exercise provision of Section 3(b) of this Warrant and receive [FILL IN NUMBEROF SHARES] _________ shares of Series B Preferred Shares of Wintegra Inc. pursuant to the terms of this Warrant according to the following calculation (Initial here if the undersigned elects this alternative ________):

X = Y (A-B)  ( ) = (____) [(_____) - (_____)]
             A     (_____)

Where X = the number of shares of Warrant Shares to be issued to Holder.

Y = the number of shares of Warrant Shares purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

A = the Fair Market Value of one share of the Company’s Warrant Shares.

B = Purchase Price (as adjusted to the date of such calculation).

3. Please issue a certificate or certificates representing said Series B Preferred Shares in the name of the undersigned or in such other name as is specified below and as a trustee on behalf of the beneficiaries of the undersigned:

_________________________________
(Name)

_________________________________

_________________________________
(Address)

4. The undersigned hereby represents and warrants that the aforesaid shares of Series B Preferred Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 9 of the attached Warrant are true and correct as of the date hereof.

5. Please record in the Company’s internal share register, the below list of entities representing the owners, direct and beneficial, of the said Series B Preferred Shares, as follows:

_________________________________
(Name)

_________________________________
(Amount)

_________________________________
(Address)

6. [For a non-Israeli entity] Attached are the documents and details required in order to record a new issuance of shares in the offices of Companies Registrar.

_____________________________
(Signature)

Title:_________________________

____________________________
(Date)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned (the "Transferor") hereby sells, assigns and transfers unto _______________________________________________(the "Transferee") the right represented by the attached Warrant No. 1 to purchase ____________ shares of Series B Preferred Shares of Wintegra Inc. (the “Warrant”) to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of Wintegra Inc., with full power of substitution in the premises. The Transferor further represents that the transfer is made in accordance with the terms of the Warrant, including, without limitation, with respect to the Transferee being a Permitted Transferee or a Co-lender, and that said transferee has executed the Proxy.

Dated: ____________________

By: _________________________________

Name: _______________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address: [ ]

[ ]

Signed in the presence of:

By: _____________________________

Name: ___________________________

And we, the Transferee, agree to the transfer of said rights to which the Warrant relates, and agree to be bound by the terms and conditions of the Warrant. The undersigned further represent that the transfer is made in accordance with the terms of the Warrant.

Address: [______________________________]

[______________________________]
[fax:___________________________]
[e-mail:_________________________]

Exhibit B1

FLOATING CHARGE AGREEMENT

THIS FLOATING CHARGE AGREEMENT (this “Agreement”) made as of the 4th day of June 2002, by and between Wintegra Ltd., a company duly incorporated under the laws of the State of Israel, having its principal place of business at Taya Center, 6 Hamasger St., 43653 Ra’anana, Israel (the “Pledgor”), Plenus Technologies Ltd. of Delta House, 16 Hagalim Avenue, Herzylia 46725, Israel (“Plenus”) and Citibank, N.A., Tel Aviv Branch of Platinum Building, 21 Ha’arba’ah Street, Tel Aviv 64739, Israel (“Citibank”, and together with Plenus, the “Lenders”).

WHEREAS
the Pledgor has agreed to enter into this Agreement in order to secure certain obligations of the Pledgor and of Wintegra Inc., a Delaware corporation (“Wintegra Inc.”), to the Lenders and to the entities listed as co-lenders in Schedule 1 hereto (the “Co-lenders”), pursuant to the Loan Agreement (as defined below).

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1. The Preamble to this Agreement constitutes an integral part hereof. All capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Loan Agreement by and among Wintegra Inc., the Pledgor and the Lenders, dated as of June 4th, 2002 (the “Loan Agreement”).

2. To secure the performance of the Pledgor’s and Wintegra Inc.’s obligations pursuant to this Agreement and the Loan Agreement, the Pledgor hereby pledges and grants to the Lenders and to the Co-Lenders, a first priority floating charge on all of its right, title and interest (the “Floating Charge”) in all its present and future tangible and intangible assets and rights of any kind whether contingent or absolute as well as any amounts payable pursuant to the Pledgor’s insurance policy(ies) (except for any amounts payable pursuant to the insurance of certain assets for the benefit of Bank Leumi of Israel according with a specific pledge in favour of Bank Leumi as stipulated herein), all as more fully described in Exhibit A attached hereto (the "Collateral"), for as long as the Floating Charge is in effect.

3. The Pledgor will not without prior written consent of Plenus: (a) materially change the general nature of its business; (b) make any loan or other extension of credit to its distributors, customers, subsidiaries, or employees other than loans and advances granted in the ordinary course of business and for an aggregate amount of not more than $100,000, provided, however, that this subsection (b) shall not apply to transactions between Pledgor and any of its current or future subsidiaries, conducted in the ordinary course of business, including, without limitation, transfer of funds for the coverage of salaries, leases and all other reasonable administrative expenses, each of such transactions shall not exceed the amount of US$ 300,000; (c) receive any loan or advance from a third party or incur any debt other than debt incurred in the ordinary course of business consistent with past business practices of the Pledgor and up to an aggregate amount of US$100,000; (d) issue any guarantee or otherwise incur any contingent liability other than in the ordinary course of business and up to an aggregate amount of US$100,000; (e) sell, pledge, transfer, assign or grant a security interest in any of the Collateral or any of the Pledgor's other assets other than with respect to the creation of a fixed charge on assets of the Pledgor which are acquired by the Pledgor following the Effective Date, and further provided however, that the value of such pledged assets does not exceed $100,000 in the aggregate and provided that such fixed charge shall only be recorded on behalf of the actual seller of such assets or a commercial bank specifically financing such an acquisition of assets; (f) repay any existing or future loans or debts in the aggregate amount of more than US$100,000 or financial obligations, including, without limitation, with respect to shareholders’ loans, excluding operating expenses of the Pledgor which are incurred in the Pledgor’s ordinary course of business, provided, however, that this subsection (f) shall not apply to (i) a loan in the amount of US$ 200,000 and any accrued interest thereon payable with respect to such loan provided to the Pledgor by Bank Leumi of Israel for the financing of purchasing certain assets as collateral for bill of sale of those assets; and (ii) any amounts payable to suppliers of Pledgor, which suppliers provide Pledgor CAD software, IP licensing, chips manufacturing services and any other services or parts required by Pledgor in the ordinary course of business as currently conducted; (g) transfer ownership of its assets to a third party other than in the ordinary course of business, (h) create or permit to exist any encumbrance over all or any of its present or future revenues or assets; and (i) distribute any dividends. The above covenants shall also apply to any existing subsidiary of the Pledgor or any subsidiary to be created by the Pledgor after the date hereof.

This Section 3 shall not apply to any transaction conducted between Pledgor and Wintegra Inc., including, without limitation, all of the above mentioned transactions.

4. The Pledgor shall use its best efforts to preserve the Collateral, without interfering with the use of the Collateral in the ordinary course of business, and shall either procure the economically reasonable necessary insurance to do so or shall maintain existing insurance which is reasonable for a company of the size, at the stage of development and in the industry which Pledgor operates. The Pledgor shall permit the Lenders to inspect the Collateral and its records at all reasonable times and upon reasonable notice, subject to customary non-disclosure restrictions as reasonably determined by the Pledgor or Wintegra Inc.

5. The Pledgor hereby makes those representations and warranties appearing in Section 4 of the Loan Agreement to the Lenders and such representations and warranties are incorporated by reference herein.

6. The Lenders shall be entitled to enforce the Floating Charge against the Pledgor and the Collateral shall become due and payable or subject to immediate foreclosure at any time without any further demand, immediately upon the occurrence of a Default Event unless otherwise provided for below.

For the purposes of this Section 6, a “Default Event” shall be deemed to exist upon the occurrence of any of the following:

(i) Wintegra Inc. fails to pay any sum due from it pursuant to the Loan Agreement at the time, in the currency and in the manner specified in the Loan Agreement, or otherwise is in breach of this Agreement or the Loan Agreement, and the same is not remedied within fourteen (14) days after Plenus has notified Wintegra Inc. in writing of said nonpayment or breach; or

(ii) the Pledgor is unable to pay its debts as they fall due, fourteen (14) days after the Company or Wintegra Israel commences negotiations with one or more of its creditors with a view to the general readjustment or rescheduling or entering into arrangement regarding its indebtedness, or upon the consummation of a general assignment for the benefit of or a composition with its creditors; or

(iii) any indebtedness for borrowed money of the Pledgor is not paid when due or any indebtedness for borrowed money of the Pledgor becomes capable of being declared to be or is declared to be due and payable prior to its specified maturity by reason of the occurrence of a default or a mandatory prepayment event (howsoever described) or any commitment to lend under any facility available to the Pledgor is cancelled by reason of the occurrence of any such default (or mandatory prepayment event (howsoever described)); or

(iv) the filing against the Pledgor of any petition in liquidation or any petition for relief under the provisions of applicable law for the relief of debtors; or the appointment of a special manager, temporary liquidator, temporary receiver or trustee to take possession of the material property or assets of the Pledgor; or an attachment is placed on any of the material assets of the Pledgor; or execution by the Pledgor of a general assignment for the benefit of its creditors; or the Pledgor resolves to voluntarily liquidate; or the appointment of a permanent liquidator or permanent receiver to take possession of the material property or assets of the Pledgor; or

(v) notwithstanding Clause (i), any representation or statement made by the Pledgor in this Agreement or in the Loan Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading when made or deemed to have been made; or

(vi) the Pledgor fails duly to perform or comply with any covenant or other obligation expressed to be assumed by it in this Agreement, the Loan Agreement or any of the exhibits, schedules or annexes hereto and thereto (if capable of remedy) and such failure is not remedied within fourteen (14) days after Plenus has given a written notice thereof to the Pledgor; or

(vii) any event or series of events occur(s), which, in the reasonable opinion of Plenus, may have a material adverse effect on the business, condition (financial or otherwise), or results of operations of the Pledgor or on the ability of the Pledgor to comply with any of its obligations hereunder or under the Loan Agreement.

(viii) any occurrence of a Default Event under the Pledge Agreement by and among Wintegra Inc., Plenus and others dated June 4th, 2002.

The Pledgor shall promptly inform the Lenders of the occurrence of any Default Event or potential Default Event and, upon receipt of a written request to that effect from Plenus, confirm to the Lenders that, except as previously notified to the Lenders or as notified in such confirmation, no Default Event or potential Default Event has occurred.

7. The Pledgor shall cooperate with the Lenders and execute all documents as may be reasonably necessary to register this Floating Charge with the Israeli Registrar of Companies and/or Registrar of Pledges and shall bear all stamp taxes with respect to such registrations. The Pledgor shall pay upon demand, all reasonable expenses, including reasonable attorney's fees, of enforcing the Lenders' rights and remedies hereunder in the event of a breach by the Pledgor.

8. The amount being secured under the Floating Charge created by this Agreement is unlimited in amount and is created in accordance with the Loan Agreement. The payments to be made to the Lenders in the event of the foreclosure of the Floating Charge will be made in the following order: costs (pro rata among the Lenders), expenses and taxes, Interest and then Principal Amount. The Floating Charge and this Agreement shall be cancelled, and the Lenders shall within twenty-one (21) business days as of the repayment provide the Pledgor with all documents necessary to release the Floating Charge, upon repayment of all amounts owed to the Lenders and/or the termination of the Loan Agreement pursuant to its terms.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel.

10. The Pledgor shall promptly notify the Lenders in writing of any event, which materially adversely affects the value of the Collateral.

11. The Pledgor will immediately notify the Lenders of any material change in its name or identity or corporate structure or in the location of its chief offices or where its books and records are kept as well as any change to its incorporation documents which might adversely affect the Lenders’ rights hereunder.

12. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred by any party hereto without the prior consent in writing of the other parties; notwithstanding the foregoing and without derogating from the requirement and limitations set forth immediately below, each of the Lenders shall have the right to assign or transfer any of its rights, privileges and obligations under this Agreement to a Permitted Transferee, as such term is defined in the Loan Agreement, provided that such transfer is not to a competitor of the Pledgor, and further provided that the assignee undertakes, in writing, all of such Lender’s obligations hereunder. The Lenders shall notify the Pledgor in writing, of any such assignment no later than seven (7) days following its execution. Notwithstanding any of the provisions set forth herein, the Pledgor understands and agrees that Plenus has syndicated the loan granted hereunder to the Co-Lenders and to the Beneficiaries listed in Schedule 1 (the “Beneficiaries”) of the Loan Agreement, provided, however, that Plenus shall act as the lead manager of such syndication on behalf of such entities and that the terms of Section 7 to the Loan Agreement are fully complied with by Citibank, the Co-lenders and the Beneficiaries. Notwithstanding anything in this Agreement, the Co-Lender(s) and/or the Beneficiaries shall not be entitled to foreclosure the Floating Charge.

13.  Notwithstanding anything herein to the contrary, (i) Citibank agrees that Plenus at its sole discretion shall determine whether to realize any charges and/or pledges over the assets of the Pledgor created for the benefit of the Lenders, and (ii) Citibank agrees that Plenus at its sole discretion shall determine whether a Default Event has occurred, and Plenus is hereby appointed the attorney-in-fact on behalf of Citibank in connection with all of the foregoing and Citibank agrees not to take any action to the contrary.

14. Any notices to be provided by one party to the others shall be done in accordance with the notice provisions set forth in the Loan Agreement.

IN WITNESS WHEREOF this Floating Charge Agreement has been executed by the parties hereto as of the date first above written.

WINTEGRA LTD.		PLENUS TECHNOLOGIES LTD. On its own behalf and in trust for _________________________
By:	/s/ Jacob Ben-Zvi	By:	/s/ Ruth Simha /s/ Shlomo Karako
Title:	CEO	Title:	Ruth Simha / Shlomo Karako
Date:	5/29/02	Date:	Managing Partner

CITIBANK, N.A., TEL AVIV BRANCH

By:	/s/ Thomas A. Mulvihill
Title:	CRM
Date:

EXHIBIT A

The Collateral consists of all of Pledgor’s right, title and interest in and to all assets of the Pledgor, including but not limited to the following:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Pledgor's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, Internet domain names, trade dress, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance; all claims for damages by way of any past, present and future infringement of any of the foregoing and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Pledgor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Pledgor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Pledgor;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Pledgor's Books relating to the foregoing;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Pledgor's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

The term "Pledgor's Books" as used herein shall mean all Pledgor's books and records including ledgers, records regarding Pledgor's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

All insurance policies or the proceeds thereof in respect of the above described assets.

Exhibit B2

PLEDGE AND SECURITY AGREEMENT

dated as of June 4, 2002

between

Wintegra Inc.

and

Plenus Technologies Ltd.,

as Collateral Agent

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TABLE OF CONTENTS

		PAGE

SECTION 1.	DEFINITIONS	1
	General Definitions	1
	Definitions; Interpretation	10
SECTION 2.	GRANT OF SECURITY	10
	Grant of Security	10
	Certain Limited Exclusions	11
SECTION 3.	SECURITY FOR OBLIGATIONS	12
	Security for Obligations	12
	Continuing Liability under Collateral	12
SECTION 4.	REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS	13
	General Representations and Warranties	13
	General Agreements and Covenants	13
	Use of Collateral	14
	Corporate Name and Identity	14
	Value of Collateral	15
	Intellectual Property. Grantor hereby makes those representations and warranties appearing in Section 4(viii) of the Credit Agreement to the Lenders, and such representations and warranties are incorporated by reference herein.	15
4.7	Intellectual Property Covenants and Agreements. The Grantor hereby covenants and agrees as follows:	15
SECTION 5.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT	17
	Power of Attorney	17
	No Duty on the Part of Collateral Agent or Collateral Agents	18

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SECTION 6.	REMEDIES	18
	Generally	18
	Application of Proceeds	20
	Sales on Credit	20
	Investment Related Property	20
	Intellectual Property	21
SECTION 7.	COLLATERAL AGENT	23
SECTION 8.	TERM OF SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS	24
	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM	24
SECTION 10.	MISCELLANEOUS.	25
	Notices	25
	Amendments and Waivers	25
	Successors and Assigns	25
	Independence of Covenants	25
	Survival of Representations, Warranties and Agreements	26
	Severability	26
	Headings	26
	Applicable Law	26
	Consent To Jurisdiction	26
	WAIVER OF JURY TRIAL	26
	Counterparts	27
	Effectiveness	27
	Entire Agreement	27

[Annex A - Control Agreement]
[Annex B - Pledge Supplement Agreement].

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This PLEDGE AND SECURITY AGREEMENT, dated as of June 4th, 2002 (this "Agreement"), by and among Wintegra Inc., a Delaware corporation (the "Grantor"), and Plenus Technologies Ltd., as Collateral Agreement ("Plenus" or "Collateral Agent").

RECITALS:

WHEREAS, reference is made to that certain Loan Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Grantor, Wintegra Israel Ltd. ("Wintegra Israel"), Citibank N.A. ("Citibank", and together with Plenus the "Lenders") and the other entities listed and defined as Co-Lenders on Schedule 1 to the Credit Agreement (the "Co-lenders") and,

WHEREAS, in consideration for providing credit as set forth in the Credit Agreement the Grantor has agreed to secure all obligations under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Grantor and the Collateral Agent agree as follows:

SECTION 1.	DEFINITIONS

1.1  General Definitions. In this Agreement, the following terms shall have the following meanings:

"Account Debtor" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

"Accounts" shall mean all "accounts" as defined in Article 9 of the UCC.

"Agreement" shall have the meaning set forth in the preamble.

"Authenticate" shall mean "authenticate" as defined in Article 9 of the UCC.

"Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

"Chattel Paper" shall mean all "chattel paper" as defined in Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in the UCC.

"Closing Date" shall mean the date on which the Credit Agreement is made.

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"Collateral" shall have the meaning set forth in Section 2.1 hereof.

"Collateral Agent" shall have the meaning set forth in the preamble.

"Collateral Records" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

"Collateral Support" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

"Commercial Tort Claims" shall mean all "commercial tort claims" as defined in the UCC, including, without limitation, all commercial tort claims listed and described with specification on Schedule III hereto (as such schedule may be amended or supplemented from time to time).

"Commodities Accounts" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule IV hereto under the heading "Commodities Accounts" (as such schedule may be amended or supplemented from time to time).

"Copyright Licenses" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule III(B) (as such schedule may be amended or supplemented from time to time).

"Copyrights" shall mean all United States, state and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefore including, without limitation, the applications referred to in Schedule III(A) (as such schedule may be amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

"Credit Agreement" shall have the meaning set forth in the preamble.

"Documents Evidencing Goods" shall mean all "documents" as defined in the UCC evidencing, representing or issued in connection with Goods.

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"Equipment" shall mean: (i) all "equipment" as defined in the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, and tools (in each case, regardless of whether characterized as equipment under the UCC), (iii) all Fixtures and (iv) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, wherever located, now or hereafter existing, except for such equipment which was secured in favor of Bank Leumi USA under a specific pledge in connection with a loan in the amount of US$ 50,000 granted to Grantor for the purchase of such property.

"Event of Default" shall mean the occurrence of any one or more of the following conditions:

(i) The Grantor fails to pay any sum due from it pursuant to the Credit Agreement at the time, in the currency and in the manner specified in the Credit Agreement, or otherwise is in breach of this Agreement or the Credit Agreement, and the same is not remedied within fourteen (14) days after Plenus has notified the Grantor in writing of said nonpayment or breach; or

(ii) the Grantor is unable to pay its debts as they fall due, fourteen (14) days after the Wintegra Israel or the Grantor commences negotiations with one or more of its creditors with a view to the general readjustment or rescheduling or entering into arrangement regarding its indebtedness, or upon the consummation of a general assignment for the benefit of or a composition with its creditors; or

(iii) any indebtedness for borrowed money of the Grantor is not paid when due or any indebtedness for borrowed money of the Grantor becomes capable of being declared to be or is declared to be due and payable prior to its specified maturity by reason of the occurrence of a default or a mandatory prepayment event (howsoever described) or any commitment to lend under any facility available to the Grantor is cancelled by reason of the occurrence of any such default (or mandatory prepayment event (howsoever described)); or

(iv) the filing against the Grantor of any petition in liquidation or any petition for relief under the provisions of applicable law including, without limitation, the Bankruptcy Code for the relief of debtors; or the appointment of a special manager, interim liquidator, interim receiver, trustee or other custodian to take possession of the material property or assets of the Grantor ; or an attachment is placed on any of the material assets of the Grantor; or execution by the Grantor of a general assignment for the benefit of its creditors; or the Grantor resolves to voluntarily liquidate; or the appointment of a liquidator, receiver, trustee or custodian to take possession of the material property or assets of the Grantor; or

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(v) notwithstanding Clause (i), any representation or statement made by the Grantor in this Agreement or in the Credit Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading when made or deemed to have been made; or

(vi) the Grantor fails duly to perform or comply with any covenant or other obligation expressed to be assumed by it in this Agreement, the Credit Agreement or any of the exhibits, schedules or annexes hereto and thereto (if capable of remedy) and such failure is not remedied within fourteen (14) days after Plenus has given a written notice thereof to the Pledge; or

(vii) any event or series of events occur(s), which, in the reasonable opinion of Plenus, may have a material adverse effect on the business, condition (financial or otherwise), or results of operations of the Grantor or on the ability of the Grantor to comply with any of its obligations hereunder or under the Credit Agreement.

(viii) any occurrence of a Default Event under the Floating Charge Agreement by and among Wintegra Israel, Plenus and others dated the date hereof.

(ix) the Grantor maintains or has maintained funds in excess of an aggregate amount of US$ 1,500,000 in any account of other than the Grantor Accounts.

"Fixtures" shall mean all "fixtures" as defined in Article 9 of the UCC.

"General Intangibles" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds and all licenses, permits, concessions and authorizations, (in each case, regardless of whether characterized as general intangibles under the UCC).

"Goods" (i) shall mean all "goods" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory, Equipment, Documents Evidencing Goods and Software Embedded In Goods.

"Grantor Accounts" shall mean accounts numbers: 2200474202, 2200474218 and 0200474228, maintained by Bank Leumi USA, 562 5th Avenue, New York, NY 10036, in favor of the Grantor.

"Instruments" shall mean all "instruments" as defined in Article 9 of the UCC.

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"Insurance" shall mean all insurance policies covering any or all of the Collateral (regardless of whether is the loss payee thereof).

"Intellectual Property" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

"Inventory" shall mean: (i) all "inventory" as defined in the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all merchandise, raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in the Grantor's business; all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by the Grantor, and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

"Investment Accounts" shall mean the Securities Accounts, Commodities Accounts and deposit accounts (if any).

"Investment Related Property" shall mean: (a) all "investment property" (as such term is defined in Article 9 of the UCC) and (b) all of the following (regardless of whether classified as investment property under the UCC): all (i) Pledged Equity Interests, (ii) Pledged Debt, (iii) the Investment Accounts and (iv) Certificates of Deposit.

"Letter of Credit Right" shall mean "letter-of-credit right" as defined in the UCC.

"Lien" shall mean (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Pledged Equity Interests, any purchase option, call or similar right of a third party with respect to such Pledged Equity Interests, except for the warrants of the Grantor issued in connection with the Credit Agreement.

"Material Contract" shall mean any contract or other arrangement to which the Grantor is a party for which breach, nonperformance, cancellation or failure to renew would be determined by the Grantor's board of directors to have a material adverse effect on the business condition (financial or otherwise) or results of operations of the Grantor or Wintegra Israel or on the ability of the Grantor to comply with any of its obligations hereunder or under the Credit Agreement.

"Money" shall mean "money" as defined in the UCC.

5

"Non-Assignable Contract" shall mean any agreement, contract or license to which the Grantor is a party that by its terms purport to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

"Non-payment Contract" means any contract or agreement to which the Grantor is a party other than any contract where the account debtor's principal obligation is a monetary obligation; provided, however that Non-payment Contracts shall not include any Receivables Contracts.

"Patent Licenses" shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule III(D) hereto (as such schedule may be amended or supplemented from time to time).

"Patents" shall mean all United States, state and foreign patents and applications for letters patent throughout the world, including, but not limited to each patent and patent application referred to in Schedule III(C) hereto (as such schedule may be amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

"Payment Intangible" shall have the meaning specified in the UCC.

"Permitted Transferees" shall have the meaning set forth in the Credit Agreement.

"Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

"Pledged Alternative Equity Interests" shall mean all participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests.

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"Pledged Debt" shall mean all indebtedness for borrowed money owed to Grantor, whether or not evidenced by any instrument or promissory note, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

"Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

"Pledged LLC Interests" shall mean all interests in any limited liability company and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

"Pledged Partnership Interests" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

"Pledged Stock" shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock of Wintegra Israel, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

"Pledged Trust Interests" shall mean all interests in a Delaware business trust or other trust and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

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"Proceeds" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

"Receivables Contracts" shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments and (v) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records; provided, however, that Receivables Contracts shall not include any Investment Related Property.

"Receivables Records" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables Contracts, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables Contracts, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables Contracts, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

"Record" shall have the meaning specified in the UCC.

"Secured Obligations" shall mean: all obligations of every nature of the Grantor from time to time owed to the Collateral Agent or any Secured Party hereunder or under the Transaction Documents whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Grantor, would have accrued on any obligation, whether or not a claim is allowed against such Grantor for such interest in the related bankruptcy proceeding) or reimbursement of amounts drawn under letters of credit.

"Secured Party" shall mean any of the Lenders or the Co-lenders.

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"Securities" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

"Securities Accounts" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule I hereto under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

"Software Embedded in Goods" means, with respect to any Goods, any computer program embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods or (ii) by becoming the owner of the Goods a person acquires a right to use the program in connection with the Goods.

"State" shall mean a State of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States.

"Supporting Obligation" shall mean all "supporting obligations" as defined in the UCC.

"Trade Secret Licenses" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder).

"Trade Secrets" shall mean all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of such Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

"Trademark Licenses" shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

"Trademarks" shall mean all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule III(E) hereto (as such schedule may be amended or supplemented from time to time), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

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"Transaction Documents" shall mean the Credit Agreement, this Agreement, the Floating Charge Agreement between Wintegra Israel and the Lenders.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2  Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to "Sections," "Annexes" and "Schedules" shall be to Sections, Annexes and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.	GRANT OF SECURITY

2.1  Grant of Security. The Grantor hereby grants to the Collateral Agent a security interest and continuing lien on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located except for any property secured in favor of Bank Leumi USA under a specific pledge agreement in connection with a loan in the aggregate amount of up to US $50,000 provided to Grantor for the purchase of such property (all of which being hereinafter collectively referred to as the "Collateral", as defined in Section 1.1):

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(i)  Documents;

(ii)  Goods (including Documents Representing Goods and Software Embedded in Goods);

(iii)  Insurance;

(iv)  Intellectual Property;

(v)  Investment Related Property;

(vi)  Letter of Credit Rights;

(vii)  Money;

(viii)  Non-payment Contracts;

(ix)  Receivables Contracts and Receivable Records;

(x)  Commercial Tort Claims;

(xi)
to the extent not otherwise included above, all General Intangibles, Material Contracts, motor vehicles and other personal property of any kind and all Collateral Records, Collateral Support and Supporting  Obligations relating to any of the foregoing; and

(xii)	to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

For the avoidance of any doubt, it is hereby agreed and clarified that none of the foregoing subsections of this Section 2 shall limit, restrict or prevent the performance of transactions between the Grantor and Wintegra Israel.

2.2  Certain Limited Exclusions.Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 hereof attach to any Lease, license, contract, property rights or agreement to which the Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such Lease license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attached immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii).

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SECTION 3.	SECURITY FOR OBLIGATIONS.

3.1  Security for Obligations.This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, by acceleration, Event of Default, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Secured Obligations.

3.2  Continuing Liability under Collateral.Notwithstanding anything herein to the contrary, (i) the Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party and (ii) the Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, (iii) the exercise by a Lender of any of its rights hereunder shall not release the Grant or from any of its duties or obligations under the contracts and agreements included n the Collateral.

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SECTION 4.	REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS.

4.1  General Representations and Warranties.The Grantor hereby represents and warrants, as of the date hereof and as of each date that an Installment (as defined in the Credit Agreement) is made, that:

(i)  The full legal name of the Grantor is Wintegra, Inc., its organizational identification number is 3164711 and it has been duly organized as a corporation solely under the laws of the State of Delaware and remains duly existing as such. The Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction;

(ii)  Upon the filing of all UCC financing statements naming the Grantor as "grantor" and the Collateral Agent as "Collateral Agent" and describing the Collateral in the filing office of [_________] and other filing delivered by the Grantor including without limitation the control agreement , the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens;

(iii)  Other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law is on file in any filing or recording office.

4.2  General Agreements and Covenants.The Grantor hereby covenants and agrees that without the prior written consent of the Collateral Agent it will not:

(i)  materially change the general nature of its business;

(ii)  make any loan or other extension of credit to its distributors, customers, subsidiaries, or employees other than loans and advances granted in the ordinary course of business and for an aggregate amount of not more than US$100,000, provided, however, that this subsection (ii) shall not apply to transactions between Grantor and any of its current or future subsidiaries, conducted in the ordinary course of business, including, without limitation, transfer of funds for the coverage of salaries, leases and all other reasonable administrative expenses, each of such transactions shall not exceed the amount of $ US300,000;

(iii)  receive any loan or advance from a third party or incur any debt other than debt incurred in the ordinary course of business consistent with past business practices of the Grantor and up to an aggregate amount of US$100,000;

(iv)  issue any guarantee or otherwise incur any contingent liability other than in the ordinary course of business and up to an aggregate amount of US$100,000;

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(v)  sell, pledge, transfer, assign or grant a security interest in any of the Collateral or any of the Grantor's other than with respect to the creation of a fixed charge on assets of the Grantor which are acquired by the Grantor following the date hereof, and further provided however, that the value of such pledged assets does not exceed $100,000 in the aggregate, and provided that such fixed charge shall only be recorded on behalf of the actual seller of such assets or a commercial bank specifically financing such an acquisition of assets;

(vi)  repay any existing or future loans or debts in the aggregate amount of more than US$100,000 or financial obligations, including without limitation shareholders’ loans, in each case excluding operating expenses of the Grantor which are incurred in the Grantor's ordinary course of business, provided, however, that this subsection (f) shall not apply to (i) a loan in the amount of US$ 50,000 and any accrued interest thereon payable with respect to such loan provided to the Grantor by Bank Leumi USA for the financing of purchasing certain assets as collateral for bill of sale of those assets; and (ii) any amounts payable to suppliers of Grantor, which suppliers provide Grantor CAD software, IP licensing, chips manufacturing services and any other services or parts required by Grantor in the ordinary course of business as currently conducted;

(vii)  transfer ownership of its assets to a third party other than in the ordinary course of business;

(viii)  create or permit to exist any encumbrance over all or any of its present or future revenues or assets; and

(ix)  distribute any dividends.

The above covenants shall also apply to any subsidiaries to be created by the Grantor after the date hereof. This Section 4.2 shall not apply to any transaction conducted solely between Grantor and Wintegra Israel.

4.3  Use of Collateral.The Grantor shall use its best efforts and shall cause its subsidiaries and affiliates to use their best efforts to preserve the Collateral, without interfering with the use of the Collateral in the ordinary course of business, and shall either procure the economically reasonable necessary insurance to do so or shall maintain existing insurance which is reasonable for a company of the size, at the stage of development and in the industry which the Grantor operates. The Grantor shall permit the Collateral Agent to inspect the Collateral and its records at all reasonable times and upon reasonable notice, subject to customary non-disclosure restrictions as reasonably determined by the Grantor or Wintegra Israel.

4.4  Corporate Name and Identity.The Grantor shall not change its name, identity, corporate structure (e.g. by merger, consolidation, or change in corporate form), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex C attached hereto, together with all Supplements to Schedules thereto, as least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral granted or intended to be granted and agreed to hereby.

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4.5  Value of Collateral.The Grantor shall promptly notify the Collateral Agent in writing of any event known to the Grantor, which materially adversely affects the value of the Collateral.

4.6  Intellectual Property. Grantor hereby makes those representations and warranties appearing in Section 4(viii) of the Credit Agreement to the Lenders, and such representations and warranties are incorporated by reference herein.

4.7  Intellectual Property Covenants and Agreements. The Grantor hereby covenants and agrees as follows:

(a)  it shall promptly (but in no event more than thirty (30) days after the Grantor obtains knowledge thereof) report to the Collateral Agent (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex A attached hereto, together with all Supplements to Schedules thereto;

(b)  it shall, promptly upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent's interest in any part of the Intellectual Property, whether now owned or hereafter acquired; it is hereby expressly agreed that prior to an Event of Default, the Collateral Agent shall not unreasonably withhold its consent , to the extent such consent is required due to the recording or registration of the security interest with respect to the Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, to any action by the Grantor which would otherwise be permissible under the terms of the Transaction Documents. Further Assurances

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(a)  The Grantor agrees that from time to time, upon the reasonable request of Collateral Agent and at the Grantor's expense, to Authenticate, execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(i)
file such financing or continuation execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)
take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing.

(iii)	at any reasonable time, upon request by the Collateral Agent, Annex the Collateral to and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent; and

(iv)
at the Collateral Agent's reasonable request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Collateral Agent's security interest in all or any part of the Collateral.

(b)  The Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired. The Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

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(c)  The Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor's written approval of or signature to such modification by amending Schedule III hereto (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by the Grantor or any of its subsidiaries or affiliates, including, without limitation, Wintegra Israel, after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which the Grantor no longer has or claims any right, title or interest.

SECTION 5.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

5.1  Power of Attorney.The Grantor hereby appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)   upon the occurrence and during the continuance of any Event of Default, provided that the Event of Default has not been cured within seven (7) days, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Transaction Documents; upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)  upon the occurrence and during the continuance of any Event of Default, provided that the Event of Default has not been cured within seven (7) days, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(c)  upon the occurrence and during the continuance of any Event of Default, provided that the Event of Default has not been cured within seven (7) days, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

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(d)  to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor;

(e)  to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same , any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(f)  generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

5.2  No Duty on the Part of Collateral Agent or Collateral Agents.The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 6.	REMEDIES.

6.1  Generally

(a)  If any Event of Default shall have occurred and be continuing, which Event of Default was not cured within seven (7) days as of the delivery of a written notice from the Collateral Agent, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, including without limitation any of the following:

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(i)
require the Grantor to, and the Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or art of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)	enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)
prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate;

(iv)
without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(b)  The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, subject to Grantor's certain liens in favor of Bank Leumi USA, as set forth above and the Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption and/or stay which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. The Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

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(c)  The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like, except that the Collateral Agent may not disclaim or modify a warranty as to its claim to the Collateral pursuant to this Agreement. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral

(d)  The Collateral Agent shall have no obligation to marshall any of the Collateral.

(e)  Upon the occurrence and during the continuance of any Event of Default, provided that the Event of Default has not been cured within seven (7) days, all amounts and proceeds (including checks and other instruments) received by the Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied then or at any time against the Secured Obligations then due and owing. The Grantor shall not, without the prior written consent of the Collateral Agent, adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

6.2  Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification under the Transaction Documents (in its capacity as the Collateral Agent) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under any Transaction Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Secured Party; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

6.3  Sales on Credit.  If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the Purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

6.4  Investment Related Property.

(a)  The Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, the Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, the Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

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(b)  Upon the occurrence and during the continuation of an Event of Default, which Event of Default was not cured within seven (7) days as of the delivery of a written notice from the Collateral Agent, the Collateral Agent shall have the right to apply the balance from the Grantor Account or instruct the bank at which Grantor Account is maintained to pay the balance of Grantor Account to or for the benefit of the Collateral Agent, all in accordance with that certain Account Control Agreement between Grantor and Collateral Agent, dated the date hereof.

6.5  Intellectual Property.

(a)  Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, which Event of Default was not cured within seven (7) days as of the delivery of a written notice from the Collateral Agent:

(i)
the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of the Grantor, the Collateral Agent or otherwise, in the Collateral Agent's sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in the Transaction Documents in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, the Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

21

(ii)
upon written demand from the Collateral Agent, the Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)
the Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent receives cash proceeds or the equivalent in respect of the sale of, or other realization upon, the Intellectual Property;

(iv)
within five (5) business days after written notice from the Collateral Agent, the Grantor shall make available to the Collateral Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent's behalf and to be compensated by the Collateral Agent at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default;

(v)
the Collateral Agent shall have the right to notify, or require the Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(vi)
all amounts and proceeds (including checks and other instruments) received by the Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied then or at any time against the Secured Obligations then due and owing; and

22

(b)  the Grantor shall not, without the prior written consent of the Collateral Agent, adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon. If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made other than in accordance with Section 4 of this Agreement, and (iv) the Secured Obligations shall not have become immediately due and payable according to the Credit Agreement, upon the written request of the Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent (in such event, the Collateral Agent shall deliver to the Grantor all of the funds or the equivalent, paid to Collateral Agent in consideration for any such disposition); provided, after giving effect to such reassignment, the Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of the Collateral Agent and the Collateral Agents.

Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 6 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, such license to terminate upon termination of this Agreement and the payment in full of the Secured Obligations.

SECTION 7.	COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by each Secured Party either pursuant to the Transaction Documents or by their acceptance of the benefits hereof. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. Without the written consent of the Collateral Agent that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would release all or substantially all of the Collateral except as expressly provided herein. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of each Secured Party in accordance with the terms of this Section.

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SECTION 8.	TERM OF SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the termination of the Credit Agreement, according to the terms therein, including without limitation the payment in full of all amounts due to the Lenders, by executing a Letter of Termination (as defined and attached thereto) ("Credit Termination"), be binding upon the Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Upon a Credit Termination, this Agreement and all schedules and exhibits attached hereto, as may be amended from time to time, shall immediately and automatically be terminated, without any further action from the parties hereto. Without limiting the generality of the foregoing, each Secured Party may assign or transfer its rights hereunder to a Permitted Transferee and the Permitted Transferee shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall automatically and immediately revert to Grantor. Upon a Credit Termination, the Collateral Agent shall and hereby agree and undertakes, at Grantor's expense and immediately upon Grantor's request, to execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination. By executing this Agreement, the Collateral Agent and Grantor hereby agree and undertake that in the event that the Credit Agreement is terminated according to the terms therein, including without limitation the payment in full of all amounts due to the Lenders: (i) the security interest contemplated hereunder shall have no effect whatsoever, and will be null and void, (ii) Grantor shall maintain and/or revert all rights in the Collateral, and (iii) this Agreement and any Control Agreement shall be terminated and cancelled.

SECTION 9 .	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and the interests of the Secured Parties and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise. If the Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor.

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SECTION 10.	MISCELLANEOUS.

10.1  Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Grantor or Collateral Agent, shall be sent pursuant to Section 9.10 of the Credit Agreement.

10.2  Amendments and Waivers

(a)  Consent. Except as provided for herein, no amendment or modification of this Agreement may be effective without the written consent of both the Grantor and the Collateral Agent. No waiver of any provision of this Agreement, or consent to any departure by the Grantor therefrom, shall in any event be effective without the written concurrence of the Collateral Agent.

(b)  No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent or Grantor in the exercise of any power, right or privilege hereunder or under any other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Agreement and the other Transaction Documents are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.3  Successors and Assigns.This Agreement shall be binding upon the parties hereto and their respective successors and assigns including all persons who become bound as debtor to this Agreement, Grantor shall not, without the prior written consent of the Collateral Agent, assign any right, duty or obligation hereunder.

10.4  Independence of Covenants.All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

25

10.5  Survival of Representations, Warranties and Agreements.All representations, warranties and agreements made herein shall survive the execution and delivery hereof.

10.6  Severability.In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.7  Headings.Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.8  Applicable Law.This agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

10.9  Consent To Jurisdiction.All judicial proceedings brought against the Grantor arising out of this Agreement, may be brought in any state or federal court of competent jurisdiction in the State, county and city of New York. By executing and delivering this agreement, the Grantor, for itself and in connection with its properties, irrevocably accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts; waives any defense of forum non conveniens; agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable Grantor at its address provided in accordance with section 11.1; agrees that service as provided above is sufficient to confer personal jurisdiction over the applicable Grantor in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and agrees that the Collateral Agent retains the right to serve process in any other manner permitted by law or to bring proceedings against the Grantor in the courts of any other jurisdiction.

10.10  WAIVER OF JURY TRIAL.EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.10 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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10.11  Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.12  Effectiveness.This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Grantor and the Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.13  Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between Grantor and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Transaction Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
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IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

WINTEGRA INC.

By:	/s/ Kobi Ben-Zvi
Name:
Title:

PLENUS TECHNOLOGIES LTD. as the Collateral Agent

By:	/s/ Ruth Simha /s/ Slomo Karako
Name:
Title: Managing Partner CFO

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SCHEDULE I

TO PLEDGE AND SECURITY AGREEMENT

INVESTMENT RELATED PROPERTY

Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer
Wintegra INC.	Wintegra LTD	Ordinary Shares			1 NIS	1000 shares	100%

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company
N/A

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership

S-I-1

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Trust Interests of the Trust
N/A

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date
Wintegra INC.	Wintegra LTD	$250,000	$250,000	Feb 23, 2000	None
Wintegra INC.	Wintegra LTD	$550,000	$550,000	March 15, 2000	None
Wintegra INC.	Wintegra LTD	$500,000	$500,000	June 21, 2000	None
Wintegra INC.	Wintegra LTD	$22,500	$22,500	August 17, 2000	None
Wintegra INC.	Wintegra LTD	$500,000	$500,000	September 21, 2000	None
Wintegra INC.	Wintegra LTD	$600,000	$600,000	October 19, 2000	None
Wintegra INC.	Wintegra LTD	$380,000	$380,000	November 22, 2000	None
Wintegra INC.	Wintegra LTD	$400,000	$400,000	December 26, 2000	None
Wintegra INC.	Wintegra LTD	$1,750,000	$1,750,000	March 27, 2000	None
Wintegra INC.	Wintegra LTD	$2,200,000	$2,200,000	June 25, 2000	None
Wintegra INC.	Wintegra LTD	$10,400,000	$10,400,000	July 24, 2000	None

S-I-2

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name
N/A

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name
N/A

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name
N/A

(B)
Name of Grantor Date of Acquisition  Description of Acquisition

S-I-3

SCHEDULE II

TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Description of Letters of Credit

S-II-1

SCHEDULE III

TO PLEDGE AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY

(a)	Copyrights - None

(b)	Copyright Licenses - None

(c)	Patents - None

(d)	Patent Licenses - None

(e)	Trademarks - None

(f)	Trademark Licenses - None

(g)	Trade Secret Licenses - None

(h)	Intellectual Property Matters - N/A

S-III-1

SCHEDULE IV

TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Commercial Tort Claims
None

S-IV-1

Annex A

TO PLEDGE AND SECURITY AGREEMENT

CONTROL AGREEMENT FOR DEPOSIT ACCOUNTS

ANNEX A-1

Annex B

TO PLEDGE AND SECURITY AGREEMENT

CONTROL AGREEMENT FOR SECURITIES ACCOUNTS

ANNEX B-1

Annex C

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF NEW GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the "New Grantor") pursuant to the Pledge and Security Agreement, dated as of [ ], 2002 (as it may be from time to time amended, restated, modified or supplemented, the "Security Agreement"), among Wintegra, Inc., and [NAME OF COLLATERAL AGENT], as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

New Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of New Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which New Grantor now has or hereafter acquires an interest and wherever the same may be located. From and after the date hereof, New Grantor shall be a "Grantor" for all purposes of the Security Agreement. New Grantor hereby makes all of the representations and warranties set forth in the Security Agreement. New Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, New Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF NEW GRANTOR]

By:
Name:
Title:

ANNEX C-1

[bank leumi logo]

ACCOUNT CONTROL AGREEMENT

Date: July __, 2002

PARTIES

Plenus Technologies Ltd. as Collateral Agent for the Lenders parties pursuant to and as such terms are defined in the Agreement (hereinafter defined) (''Creditor'')
Wintegra Inc. (“Customer'')
Bank Leumi USA (''Bank'')
562 5th Avenue, New York, NY 10036 (''Banking Office'')

BACKGROUND

Customer hereby grants Creditor a security interest in accounts maintained by Bank for Customer and in all funds heretofore or hereafter deposited into that account, including any interest earned thereon. The Parties are entering into this agreement to perfect Creditor’s security interest in that account.

1.	AGREEMENT

1.	The Account

Bank represents and warrants to Creditor that Bank maintains accounts numbers: 2200474202, 2200474218 and 0200474228 (collectively, the ''Account'') for Customer at the Banking Office and that, as of the date hereof, Bank does not know of any claim to or interest in the Account, except for claims and interests of the parties referred to in this agreement.

2.	Control of Account by Creditor

a.  Bank, Customer and Creditor agree that Bank will comply with written instructions (''Orders'') originated by Creditor in the form attached hereto as Schedule 2a, for the disposition of funds in the Account without further consent from Customer and without regard to any inconsistent or conflicting Orders given to Bank by Customer. Creditor hereby undertakes to deliver Customer with a copy of such Order simultaneously with the delivery of such Order to the Bank.

b.  It is hereby clarified that for so long as Bank has not received an Order from Creditor, Customer shall be fully entitled and authorized to withdraw and deposit any and all funds available in the Account, subject to penalties for early withdraws of any time deposits.

c.   Creditor agrees that before it attempts to give Bank any Orders concerning the Account, Creditor shall deliver to the Banking Office such documentation as Bank may from time to time reasonably request to evidence the authority of those partners, officers, employees or agents whom Creditor may designate to give Orders.

3.	Priority of Creditor’s Security Interest; Rights Reserved by the Bank

a.  Bank agrees that all of its present and future rights against the Account are subordinate to Creditor's security interest therein; provided, however, that Creditor agrees that nothing herein subordinates or waives, and that Bank expressly reserves, all of its present and future rights (whether described as rights of setoff, banker's lien, chargeback or otherwise, and whether available to Bank under the law or under any other agreement between Bank and Customer concerning the Account, or otherwise) with respect to: (i) items deposited to the Account and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of return of any such items; (ii) checks paid, or other payment orders executed in good faith against uncollected funds in the Account provided Bank does not have reasonable cause to doubt the collectibility of such uncollected funds; (iii) claims of breach of the transfer or presentment warranties arising under the applicable Uniform Commercial Code made against Bank in connection with items deposited to the Account; (iv) Bank's usual and customary charges for services rendered in connection with the Account; and (v) liens in favor of the Bank, not to exceed US$ 50,000, to secure the Loan (as defined below).

b.  Except as otherwise required by law, Bank will not agree with any third party that Bank will comply with Orders originated by such third party.

4.	Statements; Notices of Adverse Claims

Bank may disclose to Creditor such information concerning the Account as Creditor may from time to time reasonably request; provided, however, that Bank shall have no obligation to disclose to Creditor any information which Bank does not ordinarily make available to its depositors. Bank will use reasonable efforts promptly to notify Creditor and Customer if any other person claims that it has a property interest in the Account. It is hereby acknowledged by the parties hereto that Customer shall be entitled to record a first priority lien of certain assets to be purchased under a bill of sale, in favor of the Bank, in the amount of up to $50,000, which may be provided to Customer as a loan from the Bank (the "Loan").

5.	Bank's Responsibility

a.  Except for permitting a withdrawal in violation of section 2, above, Bank will not be liable to Creditor for complying with Orders from Customer that are received by Bank before Bank receives and has had a reasonable opportunity to act on a contrary Order from Creditor.

b.  Bank will not be liable to Customer for complying with Orders originated by Creditor, even if Customer notifies Bank that Creditor is not legally entitled to issue Orders, unless Bank takes the action after it is served with an injunction, restraining order or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and has had a reasonable opportunity to act on the injunction, restraining order or other legal process.

c.  This agreement does not create any obligation of Bank except for those expressly set forth in this agreement. In particular, Bank need not investigate whether Creditor is entitled under Creditor's agreements with Customer to give Orders. Bank may rely on notices and communications it believes are given by the appropriate party.

6.	Indemnity

Creditor and Customer will indemnify Bank, its officers, directors, employees, and agents against claims, liabilities, and expenses arising out of this agreement (including reasonable attorneys' fees and disbursements), except to the extent the claims, liabilities, or expenses are caused by Bank's gross negligence or willful misconduct. Creditor's and Customer's liability under this section is several and not joint.

7.	Termination; Survival

a.   This Agreement and the obligations of the Bank to the Creditor pursuant to this Agreement shall be in effect as of the date hereof and shall be terminated immediately upon the receipt by the Bank of a Notice of Termination, in the form attached hereto as Schedule 7, duly executed by both Customer and Creditor.

b.   The termination of this Agreement shall not terminate the Account or alter the obligations of the Bank to the Customer pursuant to any other agreement with respect to the Account.

2

c. Upon the termination of this Agreement, Creditor shall have no further right to originate Orders concerning the Account, and Bank shall take such steps as Customer may reasonably request to vest full ownership and control of the Account, with Customer, including, but not limited to, transferring all of the assets in the Account, to other account(s) in the name of Customer, its designees or affiliates.

d. Sections 5, "Bank's Responsibility," and 6, "Indemnity," will survive termination of this agreement.

8.	Governing Law

This agreement and the Account will be governed by the laws of the State of New York. Bank may not change the law governing the Account without Creditor's express written agreement, which consent shall not be unreasonably withheld.

9.	Entire Agreement

This agreement is the entire agreement and supersedes any prior agreements and contemporaneous oral agreements of the parties concerning its subject matter.

10.	Amendments

No amendment of, or waiver of a right under, this agreement will be binding unless it is in writing and signed by the party to be charged.

11.	Severability

To the extent a provision of this agreement is unenforceable, this agreement will be construed as if the unenforceable provision were omitted.

12.	Other Agreements

For so long as this agreement remains in effect, transactions involving the Account shall be subject, except to the extent inconsistent herewith, to the provisions of such demand-deposit account agreements, disclosures, and fee schedules as are in effect from time to time for accounts like the Account.

13.	Successors and Assigns

The provisions of this agreement shall be binding upon and inure to the benefit of Bank, Creditor and Customer and their respective successors and assigns.

14.	Notices

A notice or other communication to a party under this agreement will be in writing and will be sent to the party's address set forth below or to such other address as the party may notify the other parties, and will be effective on receipt.

15.	Counterparts

This agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

The foregoing is hereby acknowledged and agreed to, effective as of the last of the dates set forth below.

[Remainder page intentionally left blank]

3

Signatures page – Account Control Agreement – June 2002

Jacob Ben-Zvi
(Customer)

Address:	7200 N Expy

Suite 270, Austin TX 7831

Facsimile:	512-345-3828

Telephone:	512-345-3808

Date:	June 4, 2002

PLENUS TECHNOLOGIES LTD.
(Creditor)

By:	/s/ R. Simha /s/ Shlomo Karako

Name:	Ruth Simha / Shlomo Karako

Title:	Managing Partner / CFO

Address:	16 Hagalim Avenue

Herzlia Pituson, Israel

Facsimile:	972-9-957-8770

Telephone:	972-9-957-4944

Date:

Bank Leumi USA
(Bank)

/s/ Howard Kramer	/s/ Rafael Siso
By: Howard Kramer	Rafael Siso

Name: Howard Kramer	Rafael Siso

Title: Vice President	First Vice President

Address: 562 5th Avenue, New York, NY 10036
(Banking office)

4

Signatures page – Account Control Agreement – May 2002

Facsimile: 212-626-1072
(Banking office)

Telephone: 212-626-1055
(Banking office)

Date:  August 6, 2002

5

Schedule 2a

Date: __________________

Bank Leumi USA
562 5th Avenue,
New York, NY 10036

Re: Wintegra Inc. – Default Order

Dear Sirs,

This is to certify that due to an Event of Default (as such term is defined in that certain Pledge and Security Agreement between Customer and Creditor, dated May __, 2002 (the "Security Agreement")) which has occurred and was not cured according to the Security Agreement, you are hereby given an Order (as such term is defined in that certain Account Control Agreement dated May __, 2002) to cease complying with orders or instructions originated by Customer concerning the Account.

Furthermore, you are hereby instructed to comply with the following actions within the Account:

1.	Cease any transfer or withdrawing of funds out of the Account.

2.	Effect the transfer of US$ ____________ to the Creditor, out of the funds available within the Account [such amount shall not be less than US$ 250,000].

Sincerely,

Plenus Technologies Ltd.

By:

Title:

6

Schedule 7

Plenus Technologies Ltd.	Date_________

Re: Notice of Termination (the “Letter”)

Dear Sirs:

In accordance with Section 2.4 of the Loan Agreement between Plenus Technologies Ltd. ( “Plenus”) and among other with Wintegra Inc. (the “Company”), dated May __, 2002 (the “Agreement”), we, the Company, hereby provide Plenus with notice to terminate the Loan Agreement pursuant to its terms (including all of its schedules, exhibits and annexes with the exception of the Warrant).

On or prior to the date hereof, we repaid to Plenus the outstanding Principal Amount and all accrued Interest (as defined in the Agreement) thereon. Accordingly, Plenus has no further rights of any kind in the Company, except as specified below, and shall relieve the Company from any of its obligations under the Loan Agreement and all of its schedules, exhibits and annexes, except as specified below.

We hereby acknowledge that the termination of the Agreement (including all of its schedules, exhibits and annexes with the exception of the Warrant) in accordance with this notice of termination is subject to Plenus’ confirmation that on or prior to the date herein, we have repaid the Principal Amount and all accrued Interest (as defined in the Loan Agreement) thereon; Concurrently with the execution of its acceptance of this letter, Plenus shall execute any documents necessary to cancel the floating charge recorded with the Registrar of Companies in Israel and the UCC Pledge.

We are aware further that this Termination Letter shall not be construed to derogate in any manner whatsoever, from Plenus’ rights in accordance with the Warrant issued to Plenus on April ___, 2002 and the reporting and notice rights of Plenus under Section 5 of the Loan Agreement, and the obligations of the Company to indemnify Plenus in Section 4 of the Agreement will survive this Letter until all statutes of limitations for actions that may be brought against Plenus have expired which shall survive the termination of the Loan Agreement in accordance with its terms.

Sincerely,

Wintegra Inc.

By:

Agreed and accepted:

Plenus Technologies Ltd.

7

Exhibit C1

Exhibit C2

Exhibit D1

UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS
OF WINTEGRA, INC.

June 4th, 2002

The undersigned, being all of the directors of Wintegra, Inc., a Delaware corporation (the “Corporation”), hereby approve and adopt the following preambles and resolutions by written consent pursuant to Section 141(f) of the Delaware General Corporation Law (“DGCL”):

WHEREAS, the Corporation wishes to enter into a Loan Agreement ("Loan Agreement") with Plenus Technologies Ltd., Citibank and other lenders listed therein (the substantial form of which is attached hereto as Exhibit A), under which the Corporation shall be entitled to a certain Credit Facility (as defined below), according to the terms and conditions set forth in the Loan Agreement and exhibits attached thereto; and

WHEREAS, the Board believes that it is in the best interests of the Corporation to allow and enable the consummation of said Credit Line transaction; and

WHEREAS, in order to enable such Credit Facility transaction, the Corporation is required to (i) adopt and amend the Restated Certificate of Incorporation of the Corporation in the form of the Fourth Restated and Amended Certificate of Incorporation attached hereto as Exhibit B and incorporated herein by this reference (the “Fourth Certificate”) in order to permit the Board to issue such amount of warrants to purchase Preferred B Stock of the Corporation as designated in the Loan Agreement; (ii) adopt and execute the Pledge Agreement substantially in the form attached hereto as Exhibit C (“Pledge Agreement”); and (iii) adopt and execute the Account Control Agreement substantially in the form attached hereto as Exhibit D (“Control Agreement”).

It was unanimously resolved:

1.	To obtain a revolving credit facility of an aggregate amount of up to US$ 5,000,000 (the “Credit Facility”) from Plenus Technologies Ltd. (“Plenus”) and Citibank N.A., Tel Aviv Branch (“Citibank”).

2.	To enter and execute the Loan Agreement including all schedules, exhibits and annexes thereto with Plenus and Citibank.

3.
As security for the Credit Facility, to create in favor of Plenus, Citibank and Bank Leumi Le Israel B.M., a first priority UCC pledge over the assets and property of the Company, in accordance with the Pledge Agreement, including certain collateral control under Company's account with bank Leumi of New York, as set forth in the Control Agreement.

4.
To issue a warrant (the “Warrant”) to Plenus to purchase the Company’s Preferred B Stock (as designated in the Warrant) in an aggregate amount of up to US$ 1,500,000, at an exercise price of US$ 2.75656 per share, all in accordance with the terms and conditions of the Warrant attached hereto as Exhibit E ("Warrant Shares") and to issue the underlying Warrant Shares upon exercise of the Warrant in accordance with the terms and conditions of the Warrant.

5.	To reserve a sufficient number of Warrant Shares from the share capital of the Company to be issued to Plenus upon the exercise of the Warrant in accordance with its terms.

6.
To authorize Mr. Jacob Ben-Zvi to execute, on behalf of the Company, the Loan Agreement, the Schedules and Exhibits attached thereto, and any other document or filing necessary in order to implement the resolutions above.

7.	To authorize Mr. Jacob Ben-Zvi to disburse, on behalf of the Company, any portion of the Credit Facility, at his sole discretion and in accordance with the Loan Agreement.

8.
That the Board hereby calls for a stockholders meeting and recommends and advises the adoption of the Fourth Certificate which is thereafter to be submitted with the Secretary of the State of Delaware as the Corporation’s Fourth Restated and Amended Certificate of Incorporation.

9.
That the officers of the Corporation or any of them be, and they hereby are, directed to take any and all actions necessary or desirable in order to cause the Certificate to become effective under the DGCL and other applicable law, such officers or any of them being specifically hereby directed to file the Third Certificate with the Secretary of State of the State of Delaware following such approval and adoption.

This Unanimous Written Consent of the Board of Directors, which may be executed in counterparts, each being deemed an original but all of which together shall be deemed one and the same instrument, dated as of the first date set forth above, shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as if approved and adopted at a duly noticed and scheduled meeting of the Board.

Jacob Ben Zvi	Matty Carp

Robert O'dell	Ron Yachini

Amos Weiss	Zvika Limon

Exhibit D2

Wintegra Ltd.

No. 51-290107-5
(the “Company”)

Unanimous Written Resolution of the Board of Directors of the Company

Dated June 4th, 2002

The undersigned being all the directors of the Company, hereby consent to the following resolutions in lieu of a meeting in accordance with Articles 102 of the Articles of Association of the Company.

It was unanimously resolved:

1.
To enter and execute the Loan Agreement including all schedules, exhibits and annexes thereto (the “Loan Agreement”) with Plenus Technologies Ltd. (“Plenus”) and Citibank N.A., Tel Aviv Branch (“Citibank”), in the form attached hereto as Schedule A.

2.
As security for the revolving credit facility of an aggregate amount of up to US$ 5,000,000 (the “Credit Facility”) provided to Wintegra Inc., to create in favor of Plenus, Citibank and Bank Leumi Le Israel B.M., a first ranking floating charge over the assets and property of the Company, in accordance with the Floating Charge Agreement attached hereto as Schedule B.

3.
To authorize Mr. Jacob Ben-Zvi to execute, on behalf of the Company, Schedules A, B and any other document or filing necessary in order to implement the resolutions above. Mr. Ben-Zvi shall discretionally revise, prepare and adjust any documents required in order to consummate and effect the Credit Facility set forth in the Loan Agreement and the exhibits attached thereto.

Jacob Ben Zvi	Matty Carp

Robert O'dell	Ron Yachini

Amos Weiss	Zvika Limon

Schedule A

Loan Agreement

Schedule B

Floating Charge Agreement

Exhibit E

Exhibit F

June 2, 2002
To:
Plenus Technologies Ltd.
Citibank N.A.

Re: Wintegra Ltd. and Wintegra Inc.

Dear Sirs,

We have acted as Israeli counsels to Wintegra Inc., a corporation duly incorporated under the laws of Delaware, USA (the "Company"), and Wintegra Ltd., a company duly incorporated under the laws of Israel ("Wintegra Israel"), in connection with a loan transaction by and between the Company, Wintegra Israel, Plenus Technologies Ltd., and Citibank N.A., including a Loan Agreement (the "Loan Agreement"), Floating Charge Agreement (the "Floating Charge Agreement"), Pledge Agreement (the “Pledge Agreement”), and a Warrant (the "Warrant") (the Loan Agreement including all of its exhibits, schedules and annexes, the Floating Charge Agreement, the Pledge Agreement and the Warrant shall be referred to herein as the “Transaction Documents”). All capitalized terms as used herein shall have the meaning ascribed to them in the Transaction Documents, unless otherwise specifically stated in this Opinion Letter. This opinion is being rendered to you pursuant to Section 1.5(vi) of the Loan Agreement.

In furnishing this opinion we have reviewed the Transaction Documents, including all exhibits and schedules thereto, the Third Restated Certificate of Incorporation of the Company and all amendments thereto (collectively, the "Corporate Documents"), the corporate records, and all other documents of the Company which we deemed necessary or appropriate.

In all such reviews, we have assumed the due execution and delivery of documents by the parties thereto (pursuant to due authorization), the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the legal capacity of all signatories to such documents.

As to factual matters which are not within our knowledge, we have relied upon the representations by the Company and Wintegra Israel as to certain factual matters, and have made no independent checks or verification of such factual matters. Except as expressly set forth in this opinion, we have not undertaken any independent investigation to determine the existence or absence of such facts. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinions expressed herein. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below. Whenever our opinions herein are indicated to be based on "our knowledge", it is intended to signify that during the course of our engagement in connection with the transactions referred to herein, no information has come to our attention that would give us actual knowledge of the existence or absence of such facts, and such expression refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company.

We are admitted to practice in the State of Israel and are not admitted to practice in the State of Delaware. However, for the limited purpose of this opinion, we are generally familiar with the laws of the State of Delaware, including the Delaware General Corporation Law as it relates to corporate formalities, all as presently in effect. This opinion is limited to the laws of the State of Israel and, to the limited extent set forth above, the laws of the State of Delaware as such laws presently exist and to the facts as they presently presented. We express no opinion with respect to the effect or the applicability of the laws of any other jurisdiction.

With respect to certain matters within this opinion, we have relied upon the legal opinions of Eitan, Pearl, Latzer & Cohen-Zedek dated April 9th, 2001, and the legal opinion of Gray Cary Ware & Freidenrich, LLP, dated April 9th, 2001, as issued with respect to the latest equity investment in the Company.

Our opinions below are further subject to the following qualifications and exceptions:

(i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii) the effect of foreign laws, judicial determinations or governmental actions affecting creditors' rights or the Company's performance of its obligations under the Transaction Documents;

(iii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any documents referred to herein and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(iv) our opinions expressed herein are based upon current statutes, rules, regulations, cases and official interpretive opinions which, in our experience, are normally applicable to the type of transaction provided for in the Agreement.

Except as otherwise indicated, our opinions expressed herein are rendered as of, and are based upon the facts in existence and known to us on the date hereof.

Based on the foregoing, and subject to the foregoing, and subject to the limitations set forth below, we are of the opinion that as of the date hereof:

2

1.  The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware USA for an unlimited duration.

2.  Wintegra Israel is a company duly incorporated and validly existing under the laws of the State of Israel for an unlimited duration.

3.  The Company has the corporate power under its Third Restated Certificate of Incorporation to enter into each of the Transaction Documents, to issue and sell the Warrant Shares (as defined in the Warrant), and to carry out and perform its obligations under the terms of the Transaction Documents.

4.  Wintegra Israel has the corporate power under its Articles of Association to enter into each of the Transaction Documents and to carry out and perform its obligations under the terms of the Transaction Documents.

5.  The execution of the Transaction Documents by the Company and the performance of its obligations thereunder, to our knowledge do not conflict with or result in a breach of any of the terms or provisions of any agreement or other obligation to which the Company is a party, or by which it or its properties are bound.

6.  The execution of the Transaction Documents by Wintegra Israel and the performance of its obligations thereunder, to our knowledge do not conflict with or result in a breach of any of the terms or provisions of any agreement or other obligation to which Wintegra Israel is a party, or by which it or its properties are bound.

7.  Each of the Transaction Documents has been duly authorized by all requisite corporate action on the part of the Company and Wintegra Israel and has been duly executed and delivered by authorized signatories.

8.  Each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company and Wintegra Israel.

9.  The Warrant has been duly authorized, validly issued and is nonassessable and to our knowledge, the Warrant Shares when issued shall be duly authorized, validly issued, fully paid and non-assessable.

10.  The execution and delivery by the Company of, and the performance by the Company of its obligations in each of the Transaction Documents do not violate applicable provisions of corporate statutory law or regulation, rule, order or decree of any competent Authority in Delaware applicable to the Company.

11.  The execution and delivery by Wintegra Israel of, and the performance by Wintegra Israel of its obligations in each of the Transaction Documents do not violate applicable provisions of corporate statutory law or regulation, rule, order or decree of any competent Authority in the State of Israel applicable to Wintegra Israel.

12.  To the best of our knowledge, no authorizations, consents or approvals are required from any governmental authorities or agencies or other official bodies in Delaware in connection with the execution or delivery of the Transaction Documents or the performance by the Company of its obligations thereunder, other than the approvals applied for and received by the Company, as specified in Exhibit E of the Loan Agreement.

13.  To the best of our knowledge, no authorizations, consents or approvals are required from any governmental authorities or agencies or other official bodies in the State of Israel in connection with the execution or delivery of the Transaction Documents or the performance by Wintegra Israel of its obligations thereunder.

This opinion is rendered only to you and is solely for your benefit in connection with the Agreement. This opinion may not be relied upon by you for any other purpose; nor may this opinion be provided to, quoted to or relied upon by any other person or entity for any purpose without our prior written consent.

3

UNANIMOUS WRITTEN CONSENT OF
THE STOCKHOLDERS OF
WINTEGRA, INC.

June 4th, 2002

The undersigned, being the stockholders of Wintegra, Inc., a Delaware corporation (the “Corporation”), hereby approve and adopt the following preambles and resolutions by written consent pursuant to Section 228 of the Delaware General Corporation Law and Section 1.9 of the Corporation’s Bylaws:

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined it to be in the best interests of the Corporation to approve and execute a certain loan agreement, between the Corporation and certain lenders named therein (the "Lenders"), providing the Corporation a credit facility of up to US$ 5,000,000, all as more detailed in the loan agreement, substantially in the form attached hereto as Exhibit A ("Loan Agreement") ; and

WHEREAS, under said Loan Agreement, the Corporation is required to amend the Third Restated and Amended Certificate of Incorporation of the Corporation, substantially in the form of the Fourth Restated and Amended Certificate of Incorporation (the “Fourth Certificate”) attached hereto as Exhibit B, increasing the authorized share capital of the Corporation, in order to permit the Board to issue the Lenders, upon the consummation of the Loan Agreement, a warrant to purchase the initial amount of 145,108 shares of Series B Preferred Stock par value US$ 0.001 each ("Preferred B Stock"), and additional amount of up to 399,048 Preferred B Stock, subject to the terms set forth in said warrant (the "Warrant"), as more detailed in the Warrant, attached hereto as Exhibit C. Upon exercise, the Preferred B Stock issuable thereof, shall have the rights, preferences, designations and qualifications set forth in said Fourth Certificate.

RESOLVED, that the Fourth Certificate, together with any changes thereto as the executive officers of the Corporation or any of them deem necessary or desirable as conclusively indicated by any such officer’s execution and filing thereof, be, and hereby is, approved, ratified and adopted by the stockholders of the Corporation in all respects; and further

RESOLVED, that upon the execution of the Loan Agreement and all agreements, amendments and other documents, as the Board may deem fit, and all the transactions contemplated thereby, all actions taken by the Board or officers in furtherance thereof, including the issuance of said Warrants, be, and they hereby are, approved and adopted in all respects.

WHEREAS, upon the exercise of said Warrants according to the terms and conditions contemplated therein, Lenders shall be holders of shares of Series B Preferred Stock of the Corporation; and

WHEREAS, the Warrant provides that upon exercise, the Preferred B Stock issuable thereof to the Lenders shall have all registration, co-sale and first refusal rights, granted to "Holders" or "Initiating Holders" under each of those certain Second Amended Investors' Rights Agreement, and Second Amended and Restated Right of First Refusal and Co-Sale Agreement, both dated July 19, 2001.

RESOLVED, that the Warrant be, and hereby is, in all respects approved.

WHEREAS, the foregoing preambles and resolutions are intended to provide broad authorization of the actions described therein, whether taken prior or subsequent to the date this Action by Written Consent of the Stockholders is executed;

RESOLVED, that the undersigned stockholders hereby ratify and confirm any and all acts heretofore taken in connection with the foregoing resolutions by the duly elected officers of the Corporation in good faith in their capacities as officers of the Corporation as the valid and binding acts of the Corporation duly approved by the stockholders; and

RESOLVED FURTHER, that the officers of the Corporation or any of them are hereby authorized and directed, in the name and on behalf of the Corporation, or otherwise, to execute and deliver all such instruments, documents and certificates together with such changes thereto as any such officer deems necessary or desirable as conclusively indicated by such officer’s execution and delivery thereof, and to take all such further and other action in connection with the resolutions hereinabove adopted as they may deem necessary, advisable, or proper to effectuate the intent and accomplish the purposes of these resolutions.

[The remainder of this page is intentionally left blank.]

Signatures - Stockholders resolution - May 2002

IN WITNESS WHEREOF, the undersigned stockholders of Wintegra Inc. have executed this Unanimous Written Consent to be effective as of the date first above written, and have directed that this Unanimous Written Consent be filed with the minutes of the proceedings of the stockholders of the Corporation.

STOCKHOLDERS:

Kobi Ben-Zvi	Robert O'Dell	Magnum Communications Fund (Israel ) L.P.

By: ______________ Title: _____________

Magnum Communications Entrepeneurs Fund L.P.	Magnum Communications Fund L.P.	Concord Ventures II (Israel) L.P.

By: ______________ Title: _____________	By: ______________ Title: _____________	By: ______________ Title: _____________

Concord Ventures II (Cayman) L.P.	Galileo Technology Ltd.	GCWF Investment Partners II

By: ______________ Title: _____________	By: ______________ Title: _____________	By: ______________ Title: _____________

BDA Investment Partners	Tally A. Eitan - Zeev Pearl & Co. Trustees Ltd	Texas Instruments Incorporated

By: ______________ Title: _____________	By: ______________ Title: _____________	By: ______________ Title: _____________
.
Genesis Partners II LDC	Genesis Partners II (Israel), L.P.	Marinon Development Inc

By: ______________ Title: _____________	By: ______________ Title: _____________	By: ______________ Title: _____________

MRVM Advisory Services Ltd.	Sonostar Ventures LLC	Stanley B. Shopkorn

By: ______________ Title: _____________	By: ______________ Title: _____________	By: ______________ Title: _____________

China Development Industrial Bank Inc.

By: ______________ Title: _____________

Exhibit A

LOAN AGREEMENT

Exhibit B

FOURTH RESTATED AND AMENDED CERTIFICATE OF INCORPORATION

(See attached)

FOURTH RESTATED AND AMENDED CERTIFICATE OF INCORPORATION
OF
WINTEGRA, INC.

Wintegra, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the corporation is Wintegra, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 26, 2000. The Third Restated and Amended Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 17, 2001.

SECOND: This Fourth Restated and Amended Certificate of Incorporation restates and integrates and further amends the Restated and Amended Certificate of Incorporation of the corporation and has been duly adopted and approved in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. Stockholder approval of this Third Restated and Amended Certificate of Incorporation was given by written consent of the stockholders of the corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: The text of the Third Restated and Amended Certificate of Incorporation is hereby amended and restated in its entirety as follows:

[Remainder of page intentionally left blank]

ARTICLE I

The name of this corporation is Wintegra, Inc.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

I.  Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and "Preferred Stock". The total number of shares that this corporation is authorized to issue is Forty Million (40,000,000) shares, of which twenty six million six hundred ninety thousand nine hundred and seven (26,690,907) shall be shares of Common Stock, US$ 0.001 par value each, and the remaining thirteen million three hundred nine thousand ninety three (13,309,093) shall be Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated as Series A Preferred Stock, which series shall consist of 5,050,000 shares (“Series A Preferred Stock”) and shall have the rights, preferences, privileges and restrictions set forth herein. The second series of Preferred Stock shall be designated as Series B Preferred Stock, which series shall consist of eight million two hundred and fifty nine thousand ninety three (8,259,093) shares (“Series B Preferred Stock”) and shall have the rights, preferences, privileges and restrictions set forth herein. Series A Preferred Stock and the Series B Preferred Stock shall be referred to as the “Preferred Stock”. For the purposes of this Restated Certificate, any reference to "Preferred Stock" shall be to one combined class of shares.

II.  Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Stock, are as set forth below in this Article IV(II).

1.  Dividend Provisions.

(i) The holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, out of funds legally available therefore, non-cumulative dividends at the rate of 8% of the Original Series A Issue Price and the Original Series B Issue Price respectively (as defined below) (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per annum per share, payable in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the corporation other than the Preferred Stock, payable when and as declared by the Board of Directors of the corporation. If such dividends on the Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Common Stock.

2

2.  Liquidation Preference.

(i) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series A Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) two U.S dollars and seventy five point seven cents (U$2.75656) (as may be adjusted in accordance with Section 1.3 of the Series B Preferred Stock Purchase Agreement) for each outstanding share of Series B Preferred Stock (the “Original Series B Issue Price”) plus annual interest at the rate of 90 days LIBOR plus 1.0%, for the period that has passed since the date of the first issuance of any Series B Preferred Stock, plus (ii) all declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like)(collectively, the “B Preference Amount”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid B Preference Amount, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder.

(ii) Upon the completion of the distribution required by subsection (i) of this Section 2, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock in accordance with the provision of Section (II)(2)(ii) of this Article IV. In such event, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) one US dollar (U$1.0) for each outstanding share of Series A Preferred Stock (the “Original Series A Issue Price”) plus annual interest at the rate of 90 days LIBOR plus 1.0%, for the period that has passed since the date of issuance of any Series A Preferred Stock, plus (ii) all declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like)(collectively, the “A Preference Amount”). If upon the occurrence of such event, such remaining assets and funds of this corporation available for distribution among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid A Preference Amount, then the remaining assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

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Notwithstanding the foregoing, the respective Preference Amounts shall not be payable, if upon a liquidation or deemed liquidation, the funds or assets available for distribution yield (i) in respect of each share of Series B Preferred Stock, three times the Original Series B Issue Price; and (ii) in respect of each share of Series A Preferred Stock, four times the Original Series A Issue Price, In such event, the holders of Preferred Stock shall not be entitled to their respective Preference Amounts and shall participate ratably with the holders of Common Stock as described in Section 2(iii) below.

(iii) Upon the completion of the distribution required by subsections (i) and (ii) of this Section 2, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series B Preferred Stock, Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (on an as-converted basis).

(iv) (a) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the Preferred Stock then outstanding and voting as a separate class shall determine otherwise), (A) the acquisition of this corporation by another entity by means of any transaction or series of related trans-actions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (B) a sale of all or substantially all of the assets of this corporation ("Merger and Acquisition").

b) In any of the events specified in Subsections 2(i), 2(ii), 2(iii) and 2 (iv) the holders of Preferred Stock shall be paid for each share of such stock in cash or in securities received from the acquiring entity, or in a combination thereof, at the closing of any such transaction, amounts as set forth in subsection 2(i), 2(ii) and 2(iii) above.

(c) If, in any of the events specified in Subsections 2(i), 2(ii), 2(iii) and 2(iv), the consideration received by this corporation is other than cash, the value of such consideration will be deemed its fair market value. Any securities shall be valued as follows:

(I)  Securities not subject to restrictions on free marketability covered by Section (c)(I)(B) below:

(1)  If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

(2)  If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

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(3)  If there is no active public market, the value shall be the fair market value thereof, as determined by an independent appraiser appointed by the Board of the Corporation with the consent of the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

(II)  Securities subject to restrictions on free marketability: The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (I) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and at least one director appointed by the holders of the then outstanding shares of such Preferred Stock. In the event that no mutual determination can be concluded, fair market value will be as determined by an independent appraiser appointed by the Board of the Corporation.

(d) In the event the requirements of this subsection 2(iv) are not complied with, this corporation shall forthwith either:

(I) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

(II) cancel such transaction, in which event the rights, preferences and privileges of the holders of shares of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(iv)(e) hereof.

(e) This corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after this corporation has given the first notice provided for herein or sooner than five (5) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least majority of the voting power of all then outstanding shares of such Preferred Stock.

3.  Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(i)  Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price and the Original Series B Issue Price, respectively, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion of such class of Preferred Shares ("Conversion Rate"). The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, and the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 3(iv).

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(ii)  Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such Preferred Stock immediately upon the earlier of (i)  this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, with a pre-money valuation of the corporation of at least $200,000,000 and aggregate net proceeds of at least $30,000,000 (a “Qualified IPO”) or (ii) the date specified by written consent or agreement of the holders of sixty percent (60%) of the then outstanding shares of Preferred Stock. In the event of such Qualified IPO, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such shares of Preferred Stock until immediately prior to the closing of such public offering at which time the Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent; provided, however, that the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock being converted are either delivered to the corporation or its transfer agent, as hereinafter provided, or the holder notifies the corporation or any transfer agent, as hereinafter provided, that such certificates have been lost, stolen or destroyed.

(iii)  Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give a written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

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(iv)  Conversion Price Adjustments for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A Preferred Stock and Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(i) (A)(I) Series B Preferred Stock. If this corporation shall issue, after the date upon which any shares of Series B Preferred Stock were first issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for consideration per share less than the Conversion Price for the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock (in each case, the “Series B New Price”), the Conversion Price for Series B Preferred Stock in effect immediately prior to each such issuance shall forthwith be adjusted to the Series B New Price.

(II) Series A Preferred Stock. If this corporation shall issue, after the date upon which any shares of Series A Preferred Stock were first issued, any Additional Stock (as defined below) without consideration or for consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock (in each case, the “Series A New Price”), the Conversion Price for Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith be adjusted to the Series A New Price.

(B) No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount of less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4) below, no adjustment of such Conversion Price pursuant to this subsection 3(iv)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

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(E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(iv)(i) and subsection 3(iv)(ii):

(1)  The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(iv)(i)(C) and (iv)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2)  The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(iv)(i)(C) and (iv)(i)(D)).

(3)  In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock and the Conversion Price of the Series B Preferred Stock, respectively, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)  Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock and the Conversion Price of the Series B Preferred Stock, respectively, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

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(5)   Shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(iv)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(iv)(i)(E)(3) or (4).

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(iv)(i)(E)) by this corporation after the Purchase Date other than:

(A) Common Stock issued pursuant to a transaction described in subsection 3(iv)(iii) hereof; or

(B) Shares of Common Stock (excluding shares repurchased at cost by this corporation in connection with the termination of service) issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation.

(C) Shares of Common Stock issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock, in accordance with the provisions of this Section 3.

(iii) In the event this corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock and the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 3(iv)(i)(E).

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(iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock and the Conversion Price of the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(v)  Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(iv)(iii), then, in each such case for the purpose of this subsection 3(v), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

(vi)  Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 2) provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of the shares of Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the respective Conversion Price then in effect and the number of shares purchasable upon conversion of the shares of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(vii)  No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

(viii)  No Fractional Shares and Certificate as to Adjustments.

(a) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the fair market value of such fractional share as reasonably determined in good faith by the Board of Directors of the Corporation.

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(b) Upon the occurrence of each adjustment or readjustment of the respective Conversion Price of Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Preferred Stock.

(ix)  Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(x)  Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock (on a fully-diluted basis), in addition to such other remedies as shall be available to the holder of such series of Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Restated Certificate of Incorporation.

(xi)  Status of Converted Stock In the event any shares of Preferred Stock shall be converted pursuant to this Section 3, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Third Restated and Amended Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

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(xii)  Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

4.  Voting Rights.

(i)  General Voting Rights of Preferred Stock. The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted. (ii)Voting for the Election of Directors. The number of directors shall be seven (7) and the Board of Directors shall be elected as follows:

(i) Three directors (the “Preferred Stock Designees”) shall be elected by the holders of the outstanding Preferred Stock voting as a single class and in accordance with the provisions of the Second Amended and Restated Investors’ Rights Agreement, dated July, 2001 (the “Investors’ Rights Agreement”). The holders of the outstanding Preferred Stock shall be entitled to remove or fill a vacancy in any of the Preferred Stock Designees in accordance with the provisions of the Investors’ Rights Agreement.

(ii) Three directors (the “Common Stock Designees”) shall be elected by the holders of the outstanding Common Stock of the Company , voting as a single class and in accordance with the provisions of the Investors’ Rights Agreement. The holders of the outstanding Common Stock shall be entitled to remove or fill a vacancy in any of the Common Stock Designees in accordance with the provisions of the Investors’ Rights Agreement.

(iii) One director shall be elected by the holders of the outstanding Preferred Stock and the outstanding Common Stock voting together as a single class and in accordance with the provisions of the Investors’ Rights Agreement.

5.  Redemption Rights. In the event that holders of any class of stock of the corporation shall be entitled to demand redemption of their shares by the corporation, then the holders of the Preferred Stock shall be entitled to the most favorable redemption rights granted to the holders of any class of stock at the same time as such class of stock but giving effect to the Original Series A Issue Price and the Original Series B Issue Price. To remove all doubt, under no circumstances will the Preferred Stock be redeemed prior to the redemption date set for any other class of stock.

6. Negative Covenants.

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6.1 As long as the Preferred Stock of the Company represents at least 10% of the outstanding share capital of the Company (on an as-converted basis), then without limitation of any rights of the holders of Preferred Stock under applicable law, all the following decisions of the Company will require the affirmative vote at least 50% of the outstanding Preferred Stock of the Company, voting together as one class (provided that the voting rights of Galileo Technology Ltd. and holders of Preferred Stock who hold less than one (1%) of the outstanding shares of the Company (calculated on an as converted basis), shall be excluded from such a vote, and further provided that if such decision may be approved by the Board of Directors in accordance with applicable law, the decision will require the affirmative vote of at least 50% of the Preferred Stock Designees, excluding the Preferred Stock Designee appointed by Galileo Technology):

(i) A decision which results in a Merger and Acquisition (as such term is defined in section 2(iv)). This veto shall not apply in any one of the following events: (i) with respect to the holders of Series B Preferred Stock, the transaction described herein yields funds or assets available for distribution to the holders of Series B Preferred Stock of a multiple of three (3) times the purchase price per share of Series B Preferred Stock for each share of Series B Preferred Stock (the“B Qualified Value”); or (ii) with respect to the holders of Series A Preferred Stock, the transaction described herein yields funds or assets available for distribution to the holders of Series A Preferred Stock of a multiple of four (4) times the purchase price per share of Series A Preferred Stock for each share of Series A Stock (the "A Qualified Value").

(ii) A decision to sell, transfer, lease, pledge, license or dispose of all or assets that reflect in excess of 40% of the fair market value of the assets, rights or business of the Company. This veto shall not apply: (i) with respect to the holders of Series A Preferred, in the event that the transaction described herein yields a distribution reflecting A Qualified Value Stock; (ii) with respect to the holders of Series B Preferred Stock, in the event that the transaction described herein yields a distribution reflecting B Qualified Value;

(iii) A decision to declare or pay any dividend on or any other distribution of cash, shares, or other assets on account of the Common Stock of the Company;

(iv) A decision to effect a dissolution, liquidation or winding up of the Company and/or the cessation of all or a substantial part of the business of the Company. This veto shall not apply: (i) to the holders of Series A Preferred Stock, in the event that the transaction described herein yields a distribution reflecting A Qualified Value (ii) to the holders of Series B Preferred Stock, in the event that the transaction described herein yields a distribution reflecting B Qualified Value;

(v) A decision to approve the annual budget of the Company (however, it is clarified that approval of the budget will be made by the Board of Directors);

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(vi) A material change in the nature of the business as conducted by the Company prior to such decision, provided that this Section 6.1(vi) shall not be construed as a veto on any transaction to which another veto right under this Section 6.1 applies;

(vii) A decision to enter into any agreement with a holder of more than 5% of the Company’s share capital (on an as converted basis) or a director of the Company or any related party thereto.

6.2 Notwithstanding Section 6.1, and without limitation of any rights of the holders of preferred shares under applicable law, as long as the outstanding Preferred Stock represent at least 10% of the outstanding share capital of the Company (on an as-converted basis) all of the following decisions of the Company will require the affirmative vote of at least a majority of the Preferred Shares, voting together as one class (provided that if such decision would only adversely affect the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, then only the shares of such series of Preferred Stock shall be considered a separate class for the purpose of this Section 6.2 and further provided that if such decision may be approved by the Board of Directors in accordance with applicable law, they will require the affirmative vote of at least a majority of the Preferred Stock Designees):

(i) A decision to adopt any amendment of the certificate of incorporation and/or the bylaws of the Company that adversely affects the rights attached to the Preferred Stock, such as, without limitations, voting rights, liquidation rights, anti-dilution rights, dividend rights, first refusal rights and rights to appoint directors, and specifically includes any amendment to this Section 6.

(ii) A decision which allows an authorization or issuance of any Shares having rights, preferences or privileges senior to or on a parity with the Preferred Stock. For the purposes of this subsection (ii), Shares shall not include: (i) the issuance or sale of shares of stock (or options therefor) to employees, directors and consultants under stock plans approved by the Company’s Board of Directors; (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iii) any dividend payable in shares of Common Stock or any shares issued upon a subdivision or combination of such shares; (iv) the issuance of securities in connection with acquisitions of assets, businesses or companies, made by the Company or settlements of claims involving the Company (v) the issuance of securities constituting up to 15% of the outstanding share capital of the Company immediately prior to such issuance, to a Strategic Investor, (herein defined as an entity that has entered into a material agreement with the Company such as an OEM agreement, agreement for purchase and/or sale of goods, or a joint project), which Strategic Investor has been designated as a Strategic Investor by a majority of the Board of Directors with the affirmative vote of at least one of the Board members appointed by the holders of Preferred Stock, provided that such director was not appointed by Galileo Technology Ltd.; and (vi) issuance of securities or warrants to a lending institution in connection with a Hybrid Financing, as defined in subsection 3.2 (vi) of the Amended and Restated Investor Rights Agreement.

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III. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(III).

1.  Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.  Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section (II)(2) of Article IV hereof.

3.  Redemption. The Common Stock is not redeemable.

4.  Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

ARTICLE VI

Issuances of stock of the Company are subject to certain preemptive rights of the stockholders of the Company as set forth and in accordance with the provisions of the Investors’ Rights Agreement.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

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ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE IX

A director of this corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, by the stockholders of this corporation shall not apply to or adversely affect any right or protection of a director of this corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE X

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute subject to the provisions of this Certificate of Incorporation.

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ARTICLE XI

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

Dated as of May __, 2003

JACOB BEN-ZVI

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Exhibit C

WARRANT

SCHEDULE 2.4
FORM OF TERMINATION LETTER

Plenus Technologies Ltd.	Date_________

Re: Notice of Termination (the “Letter”)

Dear Sirs:

In accordance with Section 2.4 of the Loan Agreement between Plenus Technologies Ltd. ( “Plenus”) and among other with Wintegra Inc. (the “Company”), dated June 4, 2002 (the “Agreement”), we, the Company, hereby provide Plenus with notice to terminate the Loan Agreement pursuant to its terms (including all of its schedules, exhibits and annexes with the exception of the Warrant).

On or prior to the date hereof, we repaid to Plenus the outstanding Principal Amount and all accrued Interest (as defined in the Agreement) thereon. Accordingly, Plenus has no further rights of any kind in the Company, except as specified below, and shall relieve the Company from any of its obligations under the Loan Agreement and all of its schedules, exhibits and annexes, except as specified below.

We hereby acknowledge that the termination of the Agreement (including all of its schedules, exhibits and annexes with the exception of the Warrant) in accordance with this notice of termination is subject to Plenus’ confirmation that on or prior to the date herein, we have repaid the Principal Amount and all accrued Interest (as defined in the Loan Agreement) thereon; Concurrently with the execution of its acceptance of this letter, Plenus shall execute any documents necessary to cancel the floating charge recorded with the Registrar of Companies in Israel and the UCC Pledge recorded (as set forth in the Pledge Agreement between Wintegra Inc. and Plenus Technologies Ltd.).

We are aware further that this Termination Letter shall not be construed to derogate in any manner whatsoever, from Plenus’ rights in accordance with the Warrant issued to Plenus on June 4, 2002 and the reporting and notice rights of Plenus under Section 5 of the Loan Agreement, and the obligations of the Company to indemnify Plenus in Section 4 of the Agreement will survive this Letter until all statutes of limitations for actions that may be brought against Plenus have expired which shall survive the termination of the Loan Agreement in accordance with its terms.

Sincerely,

Wintegra Inc.

By:

Agreed and accepted:

Plenus Technologies Ltd.

Schedule 4(i)A

SCHDULE 4 (vii)

 Guarantees, Royalty payments, Options, Rights or other privileges

Liens, Guarantees

1.
Wintegra Israel has recorded a first priority lien by Bank Leumi of Israel against certain assets as collateral for bill of sale of certain equipment, in the amount of $200,000. The Company has an undertaking to record a first priority lien by Bank Leumi of New York against certain assets as collateral for bill of sale of certain equipment, in the amount of up to $50,000.

2.	Wintegra Israel provided bank guarantees to its lessor in the amount of $243,000.

3.	Wintegra Israel recorded a pledge on its switch board as part of a capital lease agreement.

Royalties

1.
As part of Wintegra Israel's agreement with Mips dated December 22, 2000 Wintegra Israel will pay Mips royalties for each core being integrated in the company's chip based on a percentage of the per unit selling price.

2.
As part of Wintegra Israel's agreement with Philips dated January 22, 2001 Wintegra Israel will pay Philips royalties for selling Licensed Products based on a percentage of the net selling price of the company's sales.

Options

3.	Certain holders of preferred B stock of the company hold warrants entitle them to purchase up to 181,390 preferred B stock of the company.

4.
As of April 30, 2002 the company has reserved 5,000,000 shares of common stock of the company as a pool for issuance to employees, directors and advisors of the company according to the company's approved stock plan. Out of the pool 4,061,100 options were granted, out of which 1,154,250 options have been exercised by grantees.

Privilege with respect to the company's securities
The holders of preferred stock of the company and the company's founders are entitle to certain privilege with respect to their holdings and with respect to the company's securities, at set forth in company's third restated certificate of incorporation and in that certain second amended and restated investor rights agreement dated July 19th 2001.

Schedule 7

Wintegra Inc.

IRREVOCABLE PROXY

A. The undersigned ("Proxy Grantors"), being the Co-lenders and their successors (as these terms are defined in that certain Loan Agreement between Wintegra Inc., an Delaware corporation, Plenus Technologies Ltd., an Israeli company and others, dated June 4, 2002) (the "Agreement" and "Company" respectively), hereby irrevocably appoint Plenus Technologies Ltd. of Delta House, 16 Hagalim Avenue, Herzylia 46725, Israel (the “Proxy Holder”) as their proxy to sign and execute the Agreement and any Exhibits and Schedules attached thereto and any other documents related to the transaction contemplated hereby and thereby and to vote for them and on their behalf at shareholders meetings of the Company

B. This Irrevocable Proxy is given in accordance with and pursuant to the Agreement.

The Proxy Grantors agree as follows:

1. Each Proxy Grantor hereby severally and irrevocably appoints and constitutes the Proxy Holder as the Proxy Grantor's true and lawful proxy and attorney-in-fact, with full power of substitution and revocation, to sign and execute, at the sole discretion of Proxy Holder, the Agreement and any document, form or letter related to or in connection with the performance of the undertakings and obligations of the parties to the Agreement, their successors, under the Agreement and all exhibits and schedules attached thereto.

2. Upon exercise of the Warrant (as defined in the Agreement), Proxy Holder, on behalf of each Proxy Grantor, shall be entitled to attend meetings of the shareholders of the Company to be held at any time, or any continuation or adjournment thereof, to vote or take action by written consent with respect to those shares of the Company's Series B Preferred Shares, nominal value 0.001 US$ each, set forth next to each of the Proxy Grantors’ names in Schedule A of this Irrevocable Proxy, on all matters as the Proxy Holder shall determine in its discretion, including, without limitation, shareholders meetings, shareholders actions by written consent and waivers.

3. Each Proxy Grantor hereby acknowledges and agrees that the foregoing irrevocable grant to the Proxy Holder is in connection with the Agreement, is coupled with an interest, and shall survive with respect to each Proxy Grantor each Proxy Grantor’s liquidation or dissolution. Furthermore, each Proxy Grantor hereby severally and irrevocably appoints the Proxy Holder as the Proxy Grantor's true and lawful proxy and attorney-in-fact, with full power of substitution, to receive all notices to which they are entitled to by virtue of contract or the Company’s Articles of Association.

4. This Irrevocable Proxy shall terminate automatically upon the earlier of: (a) the consummation of a Realization Event, or (b) the termination of Proxy Holder's formation agreements. This Irrevocable Proxy is irrevocable until its termination as set forth above.

For the purposes of this Section 2 the term “Realization Event” shall mean either (x) the closing of a firmly underwritten initial public offering of the Company’s shares (an “IPO”) pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the Act or pursuant to a registration statement filed with a similar law under any foreign jurisdiction; or (y) the closing of an M&A Transaction. For the purposes of this Section 2, the term “M&A Transaction” shall mean either: (x) the consummation of any consolidation or merger of the Company with or into a third party, pursuant to which the Company's shareholders immediately prior to such transaction own less than fifty-one percent (51%) of the voting securities of the surviving entity immediately after the consummation of such transaction, or (y) the consummation of a sale of all or substantially all of the Company’s shares or assets to any third party.

5. This Irrevocable Proxy shall be governed by and construed in accordance with the laws of the State of Israel, without regard to its conflict of laws principles.

6. This Irrevocable Proxy may be executed in counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

7. Each of the signatories hereto acknowledges and agrees that this Irrevocable Proxy supersedes and replaces any prior proxies, or amendments thereto, which may have been executed by any or all of the parties hereto, and any prior oral or written proxies given with respect to the Company's securities are hereby revoked as of the date hereof.

8. This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned.

9. If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

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